RETAIL LEASE

BETWEEN

BALLSTON 4501, L.L.C. (“LANDLORD”)

AND

ALLIANCE BANK CORPORATION (“TENANT”)

DATE OF LEASE:         , 2003

THE BUILDING:	4501 North Fairfax Drive
Arlington, Virginia 22203

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	LEASE GRANT	5
3.	ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION	5
4.	USE	6
5.	BASE RENT	10
6.	SECURITY DEPOSIT	11
7.	SERVICES TO BE FURNISHED BY LANDLORD	13
8.	LEASEHOLD IMPROVEMENTS/TENANT’S PROPERTY	16
9.	SIGNAGE	17
10.	REPAIRS AND ALTERATIONS BY TENANT	18
11.	USE OF ELECTRICAL SERVICES BY TENANT	21
12.	ENTRY BY LANDLORD	22
13.	ASSIGNMENT AND SUBLETTING	22
14.	MECHANIC’S LIENS	24
15.	INSURANCE	25
16.	INDEMNITY	27
17.	DAMAGES FROM CERTAIN CAUSES	27
18.	CASUALTY DAMAGE	28
19.	CONDEMNATION	29
20.	HAZARDOUS SUBSTANCES	29
21.	AMERICANS WITH DISABILITIES ACT	31
22.	EVENTS OF DEFAULT	32
23.	REMEDIES	33
24.	NO WAIVER	38

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25.	PEACEFUL ENJOYMENT	38
26.	[RESERVED]	38
27.	HOLDING OVER	38
28.	SUBORDINATION/ESTOPPEL CERTIFICATE	39
29.	NOTICE	41
30.	[RESERVED]	41
31.	SURRENDER OF PREMISES	41
32.	RIGHTS RESERVED TO LANDLORD	42
33.	MISCELLANEOUS	43
34.	ENTIRE AGREEMENT	45
35.	LIMITATION OF LIABILITY	46

Exhibit A-1-Outline and Location of Premises
Exhibit A-2-Location of ATM Equipment
Exhibit A-3-Locations of Tenant’s Signs
Exhibit B-Rules and Regulations
Exhibit C-Payment of Basic Costs and Taxes
Exhibit D-Work Letter
Exhibit E-Additional Provisions
Exhibit F-Commencement Letter
Exhibit G-Parking
Exhibit H-Form of Non Disturbance Agreement
Exhibit I-Tenant’s Sign Plans

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RETAIL LEASE AGREEMENT

     This Office Lease Agreement (the “Lease”), made and entered into on this the ______day of ______, 2003 (which date shall be the date Landlord and Tenant execute this Lease following payment of all prepaid Rent and security deposits required under this Lease as inserted herein by Landlord), between BALLSTON 4501, L.L.C., a Delaware limited liability company (“Landlord”) and ALLIANCE BANK CORPORATION, a Virginia banking corporation (“Tenant”).

     W I T N E S S E T H:

     1.     Definitions. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

A. “Building” shall mean the office building at 4501 North Fairfax Drive, County of Arlington, Commonwealth of Virginia.

B. “Base Rent”: Base Rent will be paid according to the following schedule, subject to the provisions of Section 5. hereof. For the purposes of this Section 1.B., “Lease Year” shall mean the twelve (12) month period commencing on the Rent Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Rent Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Rent Commencement Date occurs.

		Monthly Installments
Period	Annual Base Rent	of Base Rent

First Lease Year	$107,392.00	$8,949.33

Second Lease Year	$110,613.76	$9,217.81

Third Lease Year	$113,932.17	$9,494.35

Fourth Lease Year	$117,350.14	$9,779.18

Fifth Lease Year	$120,870.64	$10,072.55

Sixth Lease Year	$124,496.76	$10,374.73

Seventh Lease Year	$128,231.66	$10,685.97

Eighth Lease Year	$132,078.61	$11,006.55

Ninth Lease Year	$136,040.97	$11,336.75

Tenth Lease Year	$140,122.20	$11,676.85

The Base Rent due for the first month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.

C. “Additional Rent”: shall mean Tenant’s Pro Rata Share (hereinafter defined) of Basic Costs and Taxes and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. Additional Rent and Base Rent are sometimes collectively referred to herein as “Rent.”

D. “Basic Costs” shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in Exhibit C attached hereto and incorporated herein by reference.

E. “Security Deposit” shall mean the sum of Eight Thousand Nine Hundred Forty-Nine and 33/100 Dollars ($8,949.33). The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.

F. “Commencement Date”, “Rent Commencement Date”, “Lease Term” and “Termination Date” shall have the meanings set forth below: The “Lease Term” shall mean the period commencing on the Commencement Date (as defined in Section 3.A below), continuing through the Rent Commencement Date (as defined below), and then continuing after the Rent Commencement Date for one hundred twenty (120) full calendar months. The “Rent Commencement Date” shall mean that date which is the earlier to occur of (a) the one hundred eightieth (180th) day after Commencement Date (the “Target Opening Date”), (b) the date Tenant commences business operations in the Premises, and (c) June 1, 2003 (the “Rent Certain Date”). The “Termination Date” shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Rent Commencement Date, Lease Term (including any extension by Landlord pursuant to this subsection I.F. and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of Section 3.A. hereof.

G. “Premises” shall mean the ground floor retail space located within the Building and outlined on Exhibit A to this Lease.

H. “Approximate Rentable Area in the Premises” shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of Tenant’s pro rata share of the square footage of the “Common Areas” and the “Service Areas” (as defined below). For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that the Approximate Rentable Area in the Premises is three thousand three hundred fifty-six (3,356)] square feet located on (a portion of) the ground floor retail area of the Building, as more particularly designated on Exhibit A. The Approximate Rentable Area in the Premises as set forth above has been measured in accordance with the 1996 BOMA (Z65.1 1996) (the “BOMA”) standard of measurement.

I. The “Approximate Rentable Area in the Building” is one hundred ninety-one thousand eight hundred eighty-one (191,881) square feet. The Approximate Rentable Area in the Premises, the Approximate Rentable Area in the Building as set forth herein have been measured in accordance with the BOMA standard of measurement and may be revised at Landlord’s election if Landlord’s architect determines such estimate to be inaccurate in any material degree (due to expansion, conversion or elimination of space by an act of Landlord or by casualty or condemnation) after examination of the final drawings of the Premises and the Building.

J. “Tenant’s Pro Rata Share” shall mean: one and seventy-five one-hundredths percent (1.75%) for Taxes (as defined in Exhibit C), which is the quotient (expressed as a percentage), derived by dividing the Approximate Rentable Area in the Premises by the Approximate Rentable Area in the Building; and one and seventy-five one-hundredths percent (1.75%) for Basic Costs, which is the quotient (expressed as a percentage) derived by dividing the Approximate Rentable Area in the Premises by the Approximate Rentable Area in the Building.

K. “Permitted Use” shall mean, in accordance with all applicable zoning and land use requirements, the operation of a retail branch banking facility in keeping with the image of the Building and other first-class office buildings in Ballston, Virginia and for no other use or purpose whatsoever other than general office purposes as an incidental use in connection with the operation of Tenant’s banking business.

L. [Reserved]

M. “Guarantor(s)”: not applicable.

N. “Broker” shall mean Transwestern Commercial Services.

O. “Building Manager” shall mean Transwestern Commercial Services or such other company as Landlord shall designate from time to time.

P. “Building Standard” shall mean the type, brand, quality and/or quantity of materials Landlord designates from time-to-time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building.

Q. “Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays observed by the federal government (“Holidays”). Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

R. “Common Areas” shall mean those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, skywalks, tunnels, driveways, parking areas and parking facilities and landscaped areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

S. “Default Rate” shall mean the Prime Rate plus five percent (5%).

T. “Maximum Rate” shall mean the highest rate of interest from time-to-time permitted under applicable federal and state law.

U. “Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 9:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays.

V. “Prime Rate” shall mean the per annum interest rate announced by and quoted in the Wall Street Journal from time-to-time as the prime or base rate.

W. “Property” shall mean the Building and the parcel(s) of land on which it is located (the “Land”), other improvements located on such land (including, without limitation, the parking facility located thereon and thereunder (the “Parking Facility”)), adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land.

X. “Service Areas” shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

Y. “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:

Tenant:	Alliance Bank Corporation 14280 Park Meadow Drive, Suite 350 Chantilly, Virginia 20151 Attn: Paul M. Harbolick, Jr., Executive Vice President

with a copy of default notices only to:	Vanderpool, Frostick & Nishanian, P.C. 9200 Church Street, Suite 400 Manassas, Virginia 20110 Attn: Richard Nishanian, Esq.

Landlord:	Transwestern Commercial Services 4401 Ford Avenue, Suite 308 Alexandria, Virginia 22302 Attn: Maribeth M. Perucci

with a copy to:	Transwestern Investment Company 150 North Wacker Drive, Suite 800 Chicago, Illinois 60606 Attn: Joseph P. Concepcion

with a copy to:	Wendy Freyer, Esq. Drane & Freyer 150 North Wacker Drive 6th Floor Chicago, Illinois 60606

Payments of Rent only shall be made payable to the order of:	Ballston 4501, L.L.C. at the following address:

c/o Transwestern Commercial Services P.O. Box 343030 Bethesda, Maryland 20827-3030

or such other name and address as Landlord shall, from time to time, designate.

Z. ”Permitted Storage Percentage” shall mean five percent (5%).

AA. ”Office Specific Charges” shall mean all expenses attributable solely to the office space in the Building from time to time, including, but not limited to, expenses relating to cleaning contracts and supplies.

BB. Tenant’s Advertised Name: Alliance Bank

         2.     Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas.

        3.     Adjustment of Commencement Date/Possession.

A. The “Commencement Date” shall be the next business day following execution of this Lease by Landlord and Tenant and payment by Tenant of all prepaid Rent and security deposits required under this Lease. Possession of the Premises shall be delivered to Tenant by Landlord on the Commencement Date. After Landlord delivers the Premises to Tenant, Tenant shall proceed with due dispatch and diligence to stock and fixture the Premises, and to construct (in accordance with Section 8) any additional initial

Leasehold Improvements which may be necessary, to open the Premises for business with the public on or before the Target Opening Date. Promptly after the determination of the Rent Commencement Date, Landlord and Tenant shall enter into a letter agreement (the “Commencement Letter”) on the form attached hereto as Exhibit F setting forth the Commencement Date, the Rent Commencement Date, the Termination Date and any other dates that are affected by the Rent Commencement Date.

B. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant’s use. Notwithstanding anything contained in this Lease to the contrary, Landlord represents that, to the best of its knowledge, the roof, exterior walls, heating and air conditioning system, plumbing, electrical and all other structural components of the Building are in working order as of the date of hereof.

C. [Reserved].

D. If Tenant takes possession of the Premises prior to the Commencement Date, such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rent and Additional Rent to Landlord for each day of occupancy prior to the Commencement Date. Notwithstanding the foregoing, if Tenant, with Landlord’s prior approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any Landlord-approved improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the cost of any services (e.g. electricity, HVAC, freight elevators) that are provided to Tenant or the Premises during the period of Tenant’s possession prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

        4.     Use

A. The Premises shall be used solely for the Permitted Use and for no other purpose. In connection with its Permitted Use, Tenant shall have the right to install, maintain, and operate an automated teller machine (an “ATM”), together with related equipment, accessories and identifying signage (collectively, the “ATM Equipment”), in the location within the Premises shown on Exhibit A-2. Tenant shall provide all security measures that are necessary or appropriate for the ATM Equipment (as reasonably determined by Landlord), including, without limitation, mirrors, surveillance cameras, door locks, adequate lighting, exterior visibility, card entry systems, and warning signage. Landlord shall have no responsibility for the ATM Equipment, and shall not be liable for any damage or disruption to same however caused, including, without limitation, due to a disruption in electrical or telecommunication service unless due to the negligence or willful misconduct of the Landlord subject to the limitations set forth in Section 35 below. Tenant shall pay all real, personal property, or other taxes or fees assessed or imposed on the ATM Equipment. Tenant shall separately arrange with, and pay directly to, the applicable public or private utilities as the case may be, for the furnishing, installation, and maintenance of all telecommunications lines, services, and equipment as may be required by Tenant in the use of the ATM Equipment. Landlord makes no representations as to the suitability of the Building or the Premises for an ATM or whether or not an ATM may be installed therein under applicable Laws. Tenant agrees to use the ATM Equipment in a clean, careful, safe, lawful, and proper manner. Tenant acknowledges and agrees that the Permitted Use of the Premises has been precisely defined to achieve a first-class retail use compatible with a first-class office building in the jurisdiction in which the Building is located, as well as a balanced and diversified group of tenants, merchandise and services at the Building. It is understood and agreed that Tenant’s covenant to operate its business in a first-class, appealing and attractive manner is a material inducement to Landlord to enter into this Lease. In connection therewith, Tenant shall (i) maintain a decor and physical layout that is attractive, appealing and consistent with the overall design and quality of the Building; (ii) comply with applicable health and safety codes; and (iii) maintain a high standard of cleanliness and hygiene throughout the Premises and any areas through which Tenant receives deliveries or disposes of refuse, all to the satisfaction of Landlord. Accordingly, it is understood and agreed that without Landlord’s prior written consent, Tenant shall not sell any products, offer any services or undertake any line of business that will directly and materially compete with the use of any other tenant at the Building; it being understood, however, that so long as products, services or lines of business offered by Tenant in the Premises conform with Tenant’s Permitted Use of the Premises, Landlord’s consent for the same shall not be required. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will violate the certificate of occupancy for the Premises or the Building or that will constitute waste.

B. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord’s sole judgement, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building and the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity (“Laws”) with reference to the use, condition, configuration or occupancy of the Premises including, without limitation, procurement by Tenant, at its expense, of all governmental licenses and permits required for the conduct of Tenant’s business in the Premises. If any such law ordinances, orders, rules and regulations require an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant’s expense and shall promptly deliver a copy thereof to Landlord. Notwithstanding anything in this Lease to the contrary, use of the Premises, the Building and the Land is subject to all covenants, conditions, easements and restrictions of record. Tenant, within ten (10) days after the receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any such Laws. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so, provided such rules do not conflict with, or materially increase Tenant’s obligations under this Lease. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. Landlord will use reasonable efforts not to enforce any rule or regulation in a manner which unreasonably and adversely discriminates among similarly-situated tenants. In the event of any conflict or inconsistency between terms and provisions of any such rules and regulations, as now or hereinafter in effect, and the terms and provisions of this Lease, the terms and provisions of this Lease shall prevail.

C. Throughout the Lease Term, Tenant shall: (a) continuously, actively and diligently use, occupy and operate its business in the entire Premises and use the Premises in a first-class and reputable manner for the Permitted Use; (b) keep the Premises fully staffed with adequately trained personnel; (c) keep the Premises open for business from 9:00 a.m. until 2:00 p.m. Monday through Friday (the “Minimum Hours”), at a minimum; (d) not permit carts of any kind to be stored or left outside the Premises (including, without limitation, on the sidewalks or any public or common area of or adjacent to the Building or the Land) longer than reasonably necessary to unload their contents; (e) not cause or permit any objectionable odors to emanate from the Premises, the loading dock, the dumpster area or any other part of the Building and use best efforts to prevent any odors whatsoever from emanating therefrom; and (f) abide by and observe the terms, rules and regulations specified in this Lease (including, without limitation, those of Section 4.A.). Landlord specifically reserves the right to restrict the loading and curbside pickup from the Premises as required by governmental authorities or as Landlord may deem reasonably necessary to alleviate traffic or congestion or otherwise. Tenant acknowledges that the Building is a first-class office building and that the aforesaid obligations are established to enhance the business activity and patronage of all tenants in the Building, and that Tenant’s failure to comply with such obligations would cause Landlord damages which might be difficult to measure accurately. Tenant shall warehouse, store and stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for retail sale at, in, from or upon the Premises. Tenant shall not use more than the Permitted Storage Percentage of the number of square feet of rentable area in the Premises for such warehouse, storage or stock purposes. In addition, Tenant shall not use any portion of the Premises located within five (5) feet of any storefront/display window for such warehouse, storage or stock purposes. Tenant shall use for office, clerical or other nonselling purposes only such space in the Premises as is from time to time reasonably required for Tenant’s business in the Premises.

D. Tenant’s advertised name, as used by Tenant for identification of the business operated in the Premises as of the date hereof, shall be Tenant’s Advertised Name. Tenant shall not change such advertised name at any time during the Lease Term without the prior written consent of Landlord, which consent shall not be unreasonably withheld, giving due regard for the quality and character of the Building and the other tenants thereof. Tenant represents and warrants that as of the date hereof Tenant has full legal authority to use Tenant’s Advertised Name and that Tenant’s Advertised Name does not violate any law or the rights of any third party. Notwithstanding anything contained in this paragraph to the contrary, in the event Tenant merges with or is acquired by another banking or financial institution which results in change of trade name for Tenant’s business in the Premises, such change in trade name (and Tenant’s Advertised Name) shall be permitted without the consent of Landlord. Throughout the Lease Term, Tenant shall take all actions reasonably necessary to protect its legal authority to use Tenant’s Advertised Name.

E. For the purpose of maintaining a uniform and consistent quality of merchandise and merchandising, and for the mutual protection of all retail tenants of the Building, Tenant agrees that Tenant shall obtain Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) before holding any events (whether special or in the ordinary course of Tenant’s business) which will or may result in crowds, lines, excessive pedestrian or vehicular traffic, noise or other occurrence which is not in conformity with Tenant’s normal and customary day-to-day operations in the Premises permitted by the Permitted Use. Tenant shall not use any space outside the Premises for display, sale or any other similar undertaking, nor use any advertising medium inside the Premises which may be heard outside the Premises. Tenant shall not allow its employees to loiter in or about the Common Areas of the Building or on the plaza areas, sidewalks, streets, or alleys adjacent to the Building or the Land.

F. Notwithstanding anything to the contrary contained in this Lease, Tenant shall require all trucks or other vehicles serving Tenant to use the service areas and/or loading docks provided by Landlord, if any. Tenant shall confine all deliveries to travel areas designated by Landlord from time to time. Tenant shall cause all such vehicles serving Tenant to be promptly loaded or unloaded (and only between the hours of 7:00 p.m. and 8:00 a.m.) and removed from such area, and Tenant shall use its best efforts to see that all such trucks or other vehicles owned, operated by or on behalf of, or serving, Tenant shall comply in all respects with all Laws and any applicable rules and regulations governing use of truck or vehicle access, parking, loading and unloading facilities, and permissible hours and places therefor, as the same may be from time to time established, modified or amended by Landlord as aforesaid. Tenant must coordinate with Landlord to gain access to the loading docks and, if necessary, reserve the freight elevator. Immediately after use of such service area is complete, Tenant shall remove any debris and clean such area to its prior condition. Tenant shall not unreasonably impede (a) the use of such area by other tenants, or (b) traffic or parking near such loading area or the Building.

G. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions (collectively, “Regulations”) now or hereafter imposed by virtue of any law, or, reasonably required by Landlord, regarding the collection, sorting, separation, or recycling of waste products, garbage, refuse and trash (collectively, “Waste”), including, but not limited to, the separation of Waste into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such Regulations. Landlord reserves the right (a) to refuse to accept from Tenant any Waste that is not prepared for collection in accordance with any such Regulations, (b) to require Tenant to arrange for Waste collection at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and (c) to require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with any such Regulations. If Tenant is unable to comply with Landlord’s standard procedures regarding the internal collection, sorting, separation and recycling of Waste, then, upon reasonable advance notice to Landlord, Landlord shall use reasonable efforts to arrange for alternative procedures for Tenant, provided Tenant shall pay Landlord all additional costs incurred by Landlord with respect thereto.

H. All telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant’s telecommunications equipment shall be and remain solely in the Premises and the telephone closet(s) designated by Landlord. Landlord shall have no responsibility for the maintenance of Tenant’s telecommunications equipment (including wiring) nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected (collectively, “Telecomm Equipment”). Landlord shall have the right, upon reasonable prior notice to Tenant (except in the event of an emergency), to interrupt or turn off telecommunications facilities as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants. Except as otherwise provided in Paragraph IV of Exhibit E, Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, at the Premises or the Building, without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole and absolute discretion.

        5.     Base Rent.

A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for any other services, goods or materials furnished by Landlord at Tenant’s request), all of which hereinafter may be collectively called “Rent.” In addition Tenant shall pay and be liable for, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord’s right to declare a default for any other late payment. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

B. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent or Additional Rent or any other item of Rent when due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto and incorporated herein for all purposes.

         6.     Security Deposit.

A. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease including but not limited to those set forth in Section 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within thirty (30) days thereafter. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and upon transfer shall have no further liability for the return of such transferred Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

B. Tenant shall have the right to deliver to Landlord a clean, unconditional, irrevocable letter of credit in substitution for the cash security deposit, subject to the following terms and conditions. Such letter of credit shall be (1) in form and substance satisfactory to Landlord in its sole discretion (with the following criteria at a minimum); (2) at all times in the stated face amount of not less than the Security Deposit (as defined in Section 1.E), and shall on its face state that multiple and partial draws are permitted and either (a) that partial draws will not cause a corresponding reduction in the stated face amount of the letter of credit or (b) that, within five (5) business days after any such partial draw, the issuer will notify Landlord in writing that the letter of credit will not be reinstated to its full amount in which event Landlord shall have the right to immediately draw on the remainder of the letter of credit (it being understood that the total security deposit on hand, whether in cash or letter of credit form, shall at all times be not less than the total Security Deposit as so defined); (3) issued by a commercial bank acceptable to Landlord from time to time and located in the Northern Virginia/Washington, D.C. metropolitan area for the account of Tenant, and its permitted successors and assigns under this Lease; (4) made payable to, and expressly transferable and assignable one or more times at no charge by, the owner from time to time of the Building or its lender (which transfer/assignment shall be conditioned only upon the execution of a reasonable and customary written document in connection therewith), whether or not the original account party of the letter of credit continues to be the tenant under this Lease by virtue of a change in name or structure, merger, assignment, transfer or otherwise; (5) payable at sight upon presentment to a Northern Virginia/Washington, D.C. metropolitan area branch of the issuer of a simple sight draft stating only Landlord is permitted to draw on the letter of credit under the terms of the Lease and setting forth the amount that Landlord is drawing; (6) of a term not less than one year, and shall on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment, for successive minimum one-year periods, unless the issuer notifies Landlord in writing, at least sixty (60) days prior to the expiration date thereof, that such issuer has elected not to renew the letter of credit (which will thereafter entitle Landlord to draw on the letter of credit); and (7) at least thirty (30) days prior to the then-current expiration date of such letter of credit, either (a) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term, or (b) replaced by Tenant with cash, or another letter of credit meeting the requirements of this Section, in the full amount of the Security Deposit. Tenant shall cooperate with Landlord to effect any modifications, transfers or replacements of the letter of credit requested by Landlord in order to assure that Landlord is at all times fully secured by a valid letter of credit that may be drawn upon by Landlord, its successors and assigns. Notwithstanding anything in this Lease to the contrary, any cure or grace period set forth in Section 22 shall not apply to any of the foregoing requirements of the letter of credit, and, specifically, if any of the aforesaid requirements are not complied with timely, then an immediate Event of Default shall occur and Landlord shall have the right to immediately draw upon the letter of credit without notice to Tenant and apply the proceeds to the Security Deposit. Each letter of credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least Aa3 (or equivalent) by

Moody’s Investor Service, Inc., or at least AA- (or equivalent) by Standard & Poor’s Corporation, and shall be otherwise acceptable to Landlord in its sole and absolute discretion. If the issuer’s credit rating is reduced below Aa3 (or equivalent) by Moody’s Investors Service, Inc. or below AA- (or equivalent) by Standard & Poor’s Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute letter of credit within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing letter of credit in whole or in part, without notice to Tenant. In the event the issuer of any letter of credit held by Landlord is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said letter of credit shall be deemed to not meet the requirements of this Section, and, within ten (10) days thereof, Tenant shall replace such letter of credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period). Any failure or refusal of the issuer to honor the letter of credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.

        7.     Services to be Furnished by Landlord.

A. (1) Tenant, at its own expense, shall install (in accordance with Section 8) a separate sub-meter to measure electricity service to the Premises from and after the Commencement Date. Tenant shall pay all charges for such electricity as and when such charges become due and payable. Tenant shall, at its option, arrange directly with the applicable utility company for gas and telephone service to the Premises; however, the installation of any equipment in connection with such gas or telephone service shall be subject to Section 8 of this Lease. All costs associated with any such installation and all such service shall be paid by Tenant directly to the applicable utility company. If any utility serving all or any portion of the Premises is not separately sub-metered during any portion of the Lease Term, then, during any such unmetered portion, Tenant shall pay to Landlord, as Additional Rent, Tenant’s allocable share of such utility as reasonably determined by Landlord, within thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor. With respect to excess usage in the Premises for any such unmetered utilities (including excess electricity and water usage, if applicable), the amount to be paid by Tenant on account of such excess shall be determined in accordance with Landlord’s then current schedule, which shall reflect Landlord’s cost of providing such service without a profit increment. Tenant agrees to promptly notify Landlord of any significant increase in Tenant’s utility usage (including, without limitation, its electricity and water usage, if applicable). Electrical power for operation of special electrical equipment or appliances will not be furnished unless the installation of such electrical equipment or appliances shall have been approved by Landlord in advance in writing. If at any time Tenant shall dispute Landlord’s determination of Tenant’s share of any such unmetered utilities or the amount of any such excess, Tenant shall pay such disputed amount, and Tenant then shall be permitted to install separate sub-meters in the Premises at Tenant’s sole cost and expense. At any time during the Lease Term, Landlord may, at Tenant’s expense, install separate sub-meters in the Premises. From and after the date of the installation of such sub-meters, Tenant shall pay to Landlord all charges for such utilities consumed in the Premises within thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor.

(2) Tenant also shall provide and pay for directly any heating, ventilating and air conditioning (“HVAC”), janitorial (including trash removal), window-cleaning of the interior side of windows and other services for the Premises. Nothing herein shall be deemed to waive Tenant’s obligation to reimburse Landlord for the cost of any excess services provided in accordance with Section 7.C. Landlord is not obligated to provide any utility or service except as specifically set forth in this Lease. Unless approved by Landlord in its reasonable discretion, taking into consideration system capacity and demand for the Building, Tenant shall not be permitted to connect any HVAC equipment serving the Premises to the Building’s heating, ventilating and air conditioning system (the “Building’s HVAC System”). If Landlord permits such connection, Tenant shall pay to Landlord, as Additional Rent, Tenant’s allocable share of such utility, and all costs incurred in connection with maintaining and repairing those components of the Building’s HVAC System, if any, which service the Premises, all as reasonably determined by Landlord.

B. Landlord will cause the common or public areas of the Building to be operated and maintained in a manner deemed by Landlord to be appropriate and in the best interests of the Building. Tenant shall promptly give Landlord written notice of any necessary repair to such common or public areas. Landlord will have the right to: (a) enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of such common or public areas; (b) close any or all portions of such common or public areas; (c) make or permit changes or revisions in such common or public areas; (d) construct improvements in such common or public areas; and (e) do and perform such other acts in and to such common or public areas as Landlord shall determine to be advisable. In connection with the foregoing rights, Landlord shall use reasonable efforts not to materially adversely affect Tenant’s access to the Premises. Landlord reserves the exclusive right to use the Common Areas for advertising purposes. Landlord reserves the right at any time to use the common or public areas adjacent to those portions of the Building designated by Landlord for the exclusive use of Landlord or any retail tenant for promotions, exhibits, displays, product shows, the leasing of kiosks and food facilities, landscaping, decorative items, and any other use which, in Landlord’s judgment, tends to attract customers to, or benefits the tenants of, the Building. Tenant shall not conduct any operations, sales, promotions, advertising or special events outside the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, but may be conditioned on Tenant’s compliance with Landlord’s reasonable rules and regulations related to the use of such areas, including maintaining appropriate insurance coverage.

C. Landlord shall not be obligated to maintain or operate the Building at times other than Normal Business Hours. If Tenant requires the operation of the common or public areas of the Building beyond the Normal Business Hours, then Landlord shall be reasonable in determining whether or not to provide the services necessary to operate such areas, provided Tenant gives Landlord sufficient advance notice of such requirement. If any common or public areas of the Building are kept open or services are provided beyond Normal Business Hours as a result of Tenant’s operation of the Premises beyond such hours, then Tenant shall pay as Additional Rent due hereunder all additional costs incurred by Landlord by reason of keeping such facilities open during such extended hours including, but not limited to, the cost of air-conditioning, heat, electricity and lighting, cleaning services and the services of an attendant, which shall reflect Landlord’s cost of providing such service without a profit increment. To the extent Tenant provides or contracts for any building services to the Premises directly from the supplier (which Tenant shall not be permitted to do without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed), Tenant shall enter into and maintain a service contract therefor with a contractor licensed to do business in the Commonwealth of Virginia and/or the County of Arlington, Virginia, as the same may be required by applicable Laws with respect to contractor licensing, and otherwise reasonably approved by Landlord. From time to time, at Landlord’s request, Tenant shall provide Landlord with copies of all such service contracts. Notwithstanding anything above to the contrary, Tenant shall have access to the Premises, the Building and, subject to Exhibit G, the Parking Facility twenty-four (24) hours per day each day of the year (except in the event of an emergency) without additional charge related to hours of operation. Landlord shall provide a card key (or similar type of) access system to provide access to the Building and the Parking Facility at times other than Normal Business Hours. A reasonable number of access cards or other means of access shall be provided to Tenant at no cost to Tenant (except that Landlord may charge Tenant for replacement cards). Tenant shall not permit anyone, except for Tenant’s employees and authorized guests, to enter the Building at times other than Normal Business Hours. All persons entering or exiting the Building at times other than the normal hours of operation of the Building shall, at Landlord’s discretion, be required to sign in and out.

D. Tenant shall not cause any trash or other refuse to accumulate inside the Premises or in any common or public area of the Building, and shall store and remove same from the Premises in accordance with this Section. All refuse disposal shall be made at least once a day by Tenant, at Tenant’s sole expense, along routes and through entryways and elevators provided for such purposes to dumpsters provided by Landlord, and only during such hours, and in accordance with such rules and regulations, as Landlord shall designate from time to time. Tenant shall, at Tenant’s expense, break down all boxes and other packing materials to a reasonably appropriate size, store such boxes and materials and all other refuse in the Premises in tightly fastened containers or compactors prior to removing same from the Premises and transporting same at least daily to the Building’s dumpster which shall be located in an area reasonably accessible to Tenant. Tenant shall not burn trash. Tenant shall pay its pro rata share of charges for refuse collection as part of Basic Costs.

E. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of services to be provided by Landlord under this Lease in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof; provided, however, that if such failure, interruption or termination is the result of Landlord’s negligent or willful misconduct, and if Landlord is not proceeding diligently to correct such failure or inability, and if all or substantially all of the Premises is rendered unusable by Tenant for a continuous period of five (5) consecutive business days after Tenant gives Landlord written notice thereof, and if Tenant does not in fact use the Premises during such period, then, so long as Tenant is not in default under this Lease, Tenant shall be entitled as its sole and exclusive remedy to an abatement of the Base Rent payable hereunder for the period beginning on the day after such five (5) business day period ends and continuing until the earlier of the date Tenant resumes use or occupancy of the Premises or the date use of the Premises is restored to Tenant. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

        8.     Leasehold Improvements/Tenant’s Property. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant (“Tenant’s Property”) shall be owned and insured by Tenant. Landlord may, nonetheless, upon the initial approval of the Plans, and as designated on the Plans at such time by Landlord, require Tenant to remove any Leasehold Improvements performed (excluding approved demising walls, partition walls and doors installed by Tenant or on behalf of Tenant by Landlord as part of the Initial Alterations) by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the “Required Removables”) at Tenant’s sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant’s right to possession. In addition to Tenant’s obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to the condition existent prior to installation of the Required Removables, reasonable wear and tear excepted. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration, Landlord, at Tenant’s sole cost and expense, may remove the Required Removables (and repair any damage occasioned thereby) and dispose thereof or deliver the Required Removables to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of the Required Removables within five (5) days after demand from Landlord.

        9.     Signage.

A. Landlord shall provide and install, at Tenant’s cost, all letters or numerals on the exterior of the Premises above or adjacent to Tenant’s suite entry door in the Building lobby; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord’s prior written consent In addition, Landlord will list Tenant’s name in the Building’s directory, if any, located in the lobby of the Building; provided, however, Tenant’s listing shall be limited to Tenant’s pro rata share, which shall be a minimum of three (3) lines.

B. (1) Tenant shall have the right to one (1) backlit sign on each of the retail sign bands on the exterior south and west facades of the Building (collectively, the “Signs”); it being understood that (1) Tenant’s Sign to be installed on the south façade of the Building shall be installed in the location designated as “Sign #1” on Exhibit A-3 attached hereto and (2) Tenant’s Sign to be installed on the west façade of the Building shall be installed, at Tenant’s option, in one of the alternative locations designated as “Sign #2 Option A”, Sign #2 Option B” or “Sign #2 Option C”. Landlord will consider relocating the existing tree in the Building’s concrete planter box in front of Sign #2 Option B to the front of Sign #2 Option C, with due regard given to the costs and feasibility associated with such relocation, including without limitation, the cost of relocating utility lines serving such planter box. Each of such Signs shall display Tenant’s Advertised Name. Tenant’s rights to install such Signs shall be subject to the following conditions: (a) the installation and operation of such Signs shall be subject to Tenant’s obtaining all necessary government, quasi-governmental, lender, community and other permits, approvals and consent (and tenant shall bear all risk of not obtaining same); (b) the size, materials, color, design, weight, lettering, logo, exact location and other aspects of such Sign shall be acceptable to Landlord in its sole discretion; (c) such Signs and their installation shall be in accordance with all legal requirements and Landlord’s rules and regulations; (d) all costs related to such Signs and their installation (including the cost of obtaining all necessary permits and approvals) shall be paid by Tenant subject to the application of the Allowance (as defined in Exhibit D); and (e) Landlord shall have the right to remove such signs at the expiration or earlier termination of the Lease Term at Tenant’s expense. The Signs shall be the only manner of identifying Tenant on the exterior of the Building. Throughout the Lease Term, such Signs shall be maintained in a first-class condition and repair at Tenant’s sole expense. If an Event of Default occurs and Landlord retakes possession of the Premises or terminates this Lease, at Landlord’s option, Landlord, at Tenant’s sole expense, may remove the Signs and restore the areas in which such Signs, were installed to the condition immediately prior to the installation of such signs, at which time Tenant’s signage rights pursuant to this Section 9.B. shall lapse and be of no further force or effect. At the expiration or earlier termination of the Lease Term, or at such time, if any, that this Lease has been terminated, or, except in connection with a Permitted Transfer (as hereinafter defined), Tenant has subleased or assigned all or any portion of the Premises, or if Tenant is not in occupancy of the Premises, then Landlord shall have the right to immediately remove, at Tenant’s expense, the Signs and to restore the areas on which the Signs were installed to its condition immediately prior to the installation thereof.

(2) Notwithstanding the foregoing provisions contained herein to the contrary, Landlord hereby approves of Tenant’s initial signage as set forth in Exhibit I.

        10.     Repairs and Alterations by Tenant.

A. (1) Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall be responsible for all repairs, replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (a) Tenant’s use or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant’s Property (as defined in Section 8. above), (c) the moving of Tenant’s Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at is option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including but not limited to, the ceilings, walls and floors in the Common Areas.

(2) Without limiting the generality of the foregoing, Tenant, at Tenant’s sole cost and expense, shall promptly make all repairs and replacements to (a) any pipes, lines, ducts, wires or conduits servicing exclusively the Premises, (b) any heating, air conditioning, electrical, ventilating or plumbing equipment servicing exclusively the Premises (including, without limitation, the HVAC Unit (as defined below)), (c) all glass, window panes and doors, (d) any other mechanical systems servicing exclusively the Premises, and (e) Tenant’s signs and any portions of the Building to which such signs are affixed. Tenant shall be responsible, at Tenant’s sole expense, for providing all janitorial (including, without limitation, trash removal) and cleaning and pest and termite control services for the Premises in accordance with any rules and regulations established by Landlord in connection therewith. All such services shall be provided in accordance with standards customarily maintained for similar first class properties, and Tenant shall maintain, at Tenant’s sole cost and expense, service contracts therefor. Landlord shall have the right to inspect the Premises, and if Landlord determines that the Premises are not being kept clean, or are not repaired or maintained, in a first-class manner, then Tenant shall take all measures required by Landlord for the proper cleanliness, repair and maintenance of the

Premises, including, without limitation, the use of an exterminating firm designated from time to time by Landlord. Tenant shall install in the Premises, at Tenant’s sole cost and expense, any heating, ventilation and air-conditioning equipment and systems (the “HVAC Unit”) required by Landlord to adequately serve the Premises and the business therein. The HVAC Unit shall be of a type, size and location that is acceptable to Landlord in its sole and absolute discretion in all respects. The HVAC Unit shall not produce unreasonable noise and shall be adequate to ventilate the Premises and adjacent areas of the Building to Landlord’s satisfaction. Without limiting the generality of the foregoing, Tenant shall maintain, at Tenant’s sole cost and expense, a maintenance contract on the HVAC Unit in or serving the Premises. Such contract shall be with a contractor licensed to do business in the Commonwealth of Virginia and/or the County of Arlington, Virginia, as the same may be required by applicable Laws with respect to contractor licensing and reasonably approved by Landlord, and shall cover all parts and labor. From time to time, at Landlord’s request, Tenant shall provide Landlord with copies of all maintenance and service contracts and service order tickets. In addition, Landlord reserves the right to establish a regular inspection and maintenance program for all equipment maintained by Tenant and to provide all necessary or appropriate maintenance and repairs at Tenant’s expense. If the HVAC Unit serving the Premises also serves other tenants at the Building, then Tenant shall coordinate its responsibilities hereunder with such other tenants unless Landlord, at its sole option, shall elect to maintain such HVAC Unit and allocate any costs contemplated by this Section among all tenants serviced by or benefiting from the service of the HVAC Unit. Tenant shall operate the HVAC Unit so as to adequately heat or cool the Premises for Tenant’s use of the Premises, and to maintain during Normal Business Hours temperatures in the Premises consistent with temperatures in the Common Areas of the Building so as not to cause any change in temperature in such Common Areas. Tenant shall not paint or decorate any part of the exterior of the Premises or decorate or paint any part of the interior of the Premises visible from the exterior thereof, without first obtaining Landlord’s prior written consent.

(3) Subject to Landlord’s rights as specified in Section 4.C. and this Section 10.A.3. Tenant shall maintain displays of merchandise in the display windows in the Premises, if any, and keep such display windows and any illuminated store signs lighted during Normal Business Hours and such additional hours Tenant operates its business in the Premises. Tenant shall keep security lights on in the Premises during other hours as may be required by Landlord from time to time. Any show window displays shall be clean and of an aesthetic and dignified type, in keeping with the high standards of the Building. Landlord shall at all times have the right to cause Tenant to remove any show window displays which, in Landlord’s sole discretion, are not in keeping with the standards of the Building. Tenant shall wash the interior and exterior of Tenant’s display windows, if any, at such times as Landlord may reasonably determine at a minimum. Tenant shall keep the inside and outside of its storefront, walkways adjacent to the Premises, and glass in the doors and windows of the Premises, clean and in good repair, promptly replacing any glass that is cracked or broken. Tenant will not place or maintain any articles of any kind against any glass in the doors and windows of the Premises, in the vestibule or entry of the Premises, on the walkways adjacent thereto or elsewhere on the exterior thereof.

B. (1) With the exception of the Initial Alterations as permitted by Exhibit D of this Lease, Tenant shall not make or allow to be made any further alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be refused or given on such conditions as Landlord may elect in Landlord’s sole and absolute discretion with respect to structural alterations, additions, or improvements and those non-structural alterations, additions or improvements which are visible from the exterior of the Premises or for which a building permit is required, and which consent shall not be unreasonably withheld with respect to all other non-structural alterations, additions or improvements. Structural alterations, additions and improvements shall be deemed to include, without limitation, any alteration, addition or improvement that will or may necessitate any changes, replacements or additions to the fire protection, water, sewer, electrical, mechanical, plumbing or HVAC systems of the Premises or the Building (collectively, the “Building Systems”) or to the walls, ceilings, partitions, columns or floor. Notwithstanding anything contained in this Lease to the contrary, Landlord’s consent shall not be required for any alterations, additions or improvements that (a) cost less than twenty thousand and 00/100 dollars ($20,000) per project or series of related projects (as reasonably determined by Landlord), such as painting, carpeting and hanging pictures, (b) are not visible from and do not affect the exterior of the Building, and (c) do not affect the structural integrity or safety of the Building, or the Building Systems, provided that such alterations, additions or improvements are installed in accordance with all legal and insurance requirements and provided further that Tenant provides Landlord, for informational purposes copies of all plans and specifications (if any) relating to such alterations, additions or improvements or if no plans and specifications have been prepared, written notice prior to commencement of such construction.

(2) Prior to commencing any such alteration, addition or improvement work that requires Landlord’s consent and, as a condition to obtaining Landlord’s consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in accordance with Section 15. hereof; and a payment bond or other security, all in form and amount reasonably satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder’s Risk and Worker’s Compensation insurance. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish “as-built” plans, contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days following Tenant’s receipt of Landlord’s demand (together with reasonable documentation in support thereof) for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to five percent (5%) of the cost of such alterations, additions or improvements. Landlord’s approval of Tenant’s plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant’s use.

        11.     Use of Electrical Services by Tenant. All electricity used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant by a separate charge or charges billed by the utility company(ies) providing electrical service and payable by Tenant directly to such utilities company(ies). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, upon reasonable advance notice to Tenant except in emergencies, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant’s normal business operations in the Premises in connection with any such access (it being understood that same shall not be deemed to prohibit Landlord from performing maintenance and repairs during business hours and that Landlord shall have no obligation to employ overtime or other premium pay labor or other costs in connection therewith). Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or , subject to the provisions of Section 7.E, entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

        12.     Entry by Landlord. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last six (6) months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations, or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenant’s premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally, and shall use reasonable efforts to minimize interference with Tenant’s normal business operations in the Premises in connection with any such entry (it being understood that same shall not be deemed to prohibit Landlord from performing maintenance and repairs during business hours and that Landlord shall have no obligation to employ overtime or other premium pay labor or other costs in connection therewith). Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

        13.     Assignment and Subletting.

A. Except in connection with a Permitted Transfer (defined in Section 13.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee’s business is not suitable for the Building considering the business of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; or (6) the proposed subtenant or assignee is either (A) an existing tenant of the Building (or any parent, subsidiary or affiliate thereof) if Landlord has adequate space available in the Building for a comparable term, or (B) for a period of forty-five (45) days following the submission of a written proposal for the lease of space (and thereafter if a mutual agreement such as a letter of intent is executed within such period), any other person or entity with which Landlord is in the process of negotiating for the rental of space in the Building. Any attempted Transfer in violation of this Section 13, shall, exercisable in Landlord’s sole and absolute discretion, be voidable. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfer(s). In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

B. If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other information as Landlord may reasonably request. Landlord shall within ten (10) business days after Landlord’s receipt of the required information and documentation either: (1) consent or reasonably refuse consent to the Transfer in writing; or (2) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the entire remaining term of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect. If Landlord shall fail to notify Tenant in writing of its decision within such ten (10) business day period after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer, Landlord shall be deemed to have refused to consent to such Transfer, and to have elected to keep this Lease in full force and effect. Tenant shall reimburse Landlord for all reasonable, out-of-pocket, third (3rd) party costs and expenses (not to exceed $3,000.00 in the aggregate) incurred by Landlord in connection with Landlord’s review of such requested Transfer or Permitted Transfer.

C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the sum of (1) the Base Rent and Additional Rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer plus (2) the reasonable, out-of-pocket expenses (excluding any costs attributable to vacancy periods or “downtime”) which Tenant reasonably incurred in connection with the procurement of such Transfer, then whether such net excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form having the effect of a “disguised” rental payment (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), all within fifteen (15) days following receipt thereof by Tenant. Upon reasonable advance notice to Tenant, Landlord shall have the right to inspect and audit Tenant’s books and records relating to any Transfer and expenses incurred by Tenant in connection therewith. If Tenant is in Monetary Default (defined in Section 22. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against rent in the amount of any payments received (less Landlord’s share of any excess).

D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the entity which owns or controls a majority of the voting shares/rights at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

E. Tenant may assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; (4) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

F. Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Section 13, Tenant’s sole remedy shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

        14.     Mechanic’s Liens. Tenant will not permit any mechanic’s liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim (a) have such lien or claim released or (b) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees (as hereinafter defined) against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default under Section 22. hereof.

        15.     Insurance.

A. Landlord shall maintain such all risk insurance on the Building, the structural improvements therein and the Premises (other than on Tenant’s Property or on any additional improvements constructed in the Premises by Tenant), and general liability insurance, in such amounts as covered by owners of comparable office buildings in the same general geographic area of the Building. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

B. Tenant shall maintain at its expense, (i) in an amount equal to full replacement cost, special form (formerly known as all risk) property insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, plate glass insurance (insuring against all risks for the full cost of repairing and/or restoring all plate glass in, at or about the Premises), signage insurance (insuring the cost of repairing and/or restoring all of Tenant’s exterior signs on the Building), and Tenant’s Property located in the Premises and in such additional amounts as are required to meet Tenant’s obligations pursuant to Section 18 hereof and with deductibles in an amount reasonably satisfactory to Landlord, and (ii) a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term “personal injury” as used herein means, without limitation, false arrest, detention or imprisonment, malicious prosecution, wrongful entry, liable and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence. Tenant’s insurance policies shall name Landlord and Building Manager as additional insureds and shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease and shall have deductibles in an amount reasonably satisfactory to Landlord. Prior to Tenant’s taking possession of the Premises, Tenant shall furnish evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may, following prior written notice to Tenant, obtain such insurance as Landlord may reasonably require to protect Landlord’s interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant’s default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of fifteen percent (15%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

C. The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in Sections 15 and 16, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide, or A- in the current Standard & Poor Insurance Solvency Review, or in that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty (30) days’ prior written notice to Landlord and Landlord’s lenders. Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant’s policies. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant’s sole expense, procures a “per location” endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

D. If Tenant’s business operations, conduct or use of the Premises or any other part of the Property causes a verifiable increase in the premium for any insurance policy carried by Landlord, Tenant will, within thirty (30) days after receipt of notice from Landlord, reimburse Landlord for the entire increase.

E. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of Landlord or Tenant or their respective employees, agents, contractors or invitees. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk for which insurance is required to be carried under this Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, Landlord shall not be liable to Tenant or any insurance company (by way of subrogation or otherwise) insuring Tenant for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage was required to be covered by insurance pursuant to this Lease.

16. Indemnity. To the extent not expressly prohibited by law and except for the willful misconduct and the gross negligence of Landlord and its agents, employees and contractors, neither Landlord nor Building Manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant’s agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Property under the invitation of Tenant or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Except for the willful misconduct and the gross negligence of Landlord and its agents, employees and contractors, Tenant hereby indemnifies and holds Landlord and Building Manager and their respective officers, directors, employees, members, managers and agents (“Indemnitees”), harmless from all liability and claims for any property damage, or bodily injury or death of, or personal injury to, a person in or on the Premises, or at any other place, including the Property or the Building and this indemnity shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Tenant, or its employees, agents, servants, customers, invitees or licensees. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

17. Damages from Certain Causes. To the extent not expressly prohibited by law and except for the willful misconduct and the gross negligence of Landlord and its agents, employees and contractors, Landlord shall not be liable to Tenant or Tenant’s employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord’s willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

18. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building (i.e., casualty which would reasonably require more than one hundred eighty (180) days to restore) shall, in Landlord’s reasonable opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within seventy-five (75) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement attached hereto as Exhibit D (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty and Landlord’s obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, more than the dollar amount of the Allowance, if any, described in the Work Letter Agreement. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant’s reoccupancy of the Premises. Except as set forth above, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence reasonably satisfactory to Landlord of Tenant’s ability to pay such costs prior to Landlord’s commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, commencing with the date of such casualty, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for Tenant’s normal business operations as reasonably determined by Tenant in the exercise of prudent business judgment. If the Premises or any other portion of the Property is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Property caused thereby to the extent such cost and expense is not covered by insurance proceeds.

19. Condemnation. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord or Tenant may, at their respective option, terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. In the event this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself. Landlord hereby represents that, as of the date hereof, Landlord has not received notice of any condemnation or eminent domain proceeding with respect to the Building or any portion thereof.

20. Hazardous Substances.

A. Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended (“CERCLA”) (collectively, “ Environmental Pollutants”) other than customary office supplies and cleaning supplies (including supplies commonly used or stored by tenants for administrative purposes in connection with the operation of a retail bank) stored and handled by Tenant within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property by Tenant, its agents, employees, invitees or contractors, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

B. Except in connection with a breach of Landlord’s representation in Section 20.E below, Tenant expressly waives, to the extent allowed by law, any claims under federal, state or other law that Tenant might otherwise have against Landlord relating to the condition of such Property or the Premises or the Leasehold Improvements or personal property located thereon or the presence in or contamination of the Property or the Premises by hazardous materials. Tenant agrees to indemnify and hold Indemnitees (as defined in Section 16) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in Section 20.A above.

C. Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

(1) Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Property that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency;

(2) Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

(3) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property;

(4) Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property; and

(5) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

E. Landlord represents that it has not received any notice of violation of any Environmental Laws which remains uncured, and that, to its knowledge, no Environmental Pollutants (other than standard quantities of standard building cleaning, maintenance and repair materials or other de minimis amounts of same) are present in the Building that would materially adversely affect the Premises or Tenant’s access thereto or are in violation of any Environmental Laws. Landlord shall indemnify and hold harmless Tenant (as well as Tenant’s officers, directors, shareholders, employees, partners, servants and agents) (the “Tenant Indemnified Parties”) of and from any and all costs of remediation incurred or suffered by the Tenant Indemnified Parties, or asserted by a third party against the Tenant Indemnified Parties, directly or indirectly due to the presence or removal of, or failure to remove, Environmental Pollutants generated, accumulated, stored or released by Landlord in or about the common areas of the Building.

F. As used herein “Environmental Laws” mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

21. Americans with Disabilities Act. Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) (“ADA”) applicable to the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under any such acts by virtue of Tenant’s operations and/or occupancy. Tenant acknowledges that it will be wholly responsible for any provision of the Lease which could arguably be construed as authorizing a violation of the ADA. Any such provision shall be interpreted in a manner which permits compliance with the ADA and is hereby amended to permit such compliance. Tenant hereby agrees that it will not operate its business in the Premises in such a fashion so as to cause the Premises, the Building or the Property to become a “place of public accommodation” as defined in the ADA. Notwithstanding the foregoing, Landlord at its expense (subject to inclusion of the same in Basic Costs, if and to the extent permitted) shall take steps necessary to comply with the ADA to the extent the same applies directly to the Building structure and systems or the Common Areas as a whole; provided, however, that to the extent any non-compliance is a result of the particular use or occupancy of the Premises by Tenant or any action or inaction of Tenant or any invitee of Tenant, or if any improvements made by Landlord to comply with the ADA benefit solely the Premises (and not any other premises) and are atypical of those performed for similarly situated tenants, then such compliance shall be at Tenant’s cost; and provided further, however, that Tenant at its expense shall be responsible for all space within the Premises being in compliance with the ADA.

22. Events of Default.

A. The following events shall be deemed to be “Events of Default” under this Lease:

(1) Tenant shall fail to pay when due any Base Rent, Additional Rent, or other amount payable by Tenant to Landlord under this Lease, which failure continues for five (5) Business Days after Tenant’s receipt of written notice thereof (hereinafter sometimes referred to as a “Monetary Default”).

(2) Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty (30) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same, and in fact, completes same within ninety (90) days after notice.

(3) Any failure by Tenant to observe or perform any of the covenants with respect to (a) assignment and subletting set forth in Section 13, (b) mechanic’s liens set forth in Section 14, or (c) insurance set forth in Section 15.

(4) Tenant shall (a) become insolvent, (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors, (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

(5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of the Premises or of any of Tenant’s property located thereon in any proceeding brought by Tenant, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

(6) The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

(7) Tenant shall abandon (i.e., vacate without intent to return) any substantial portion of the Premises.

(8) Tenant shall fail to take possession of and occupy the Premises within sixty (60) days following the Target Opening Date and thereafter continuously conduct its operations in the Premises for the Permitted Use as set forth in Section 4 hereof.

(9) The liquidation, termination, dissolution, forfeiture of right to do business of Tenant.

(10) The occurrence of any event defined as an “Event of Default” elsewhere in this Lease or in any Exhibits attached to this Lease.

23. Remedies.

A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(1) Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action, unless caused by Landlord’s gross negligence or willful misconduct.

(2) Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(3) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(4) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN APPLICABLE STATE STATUTE OR CASE LAW.

B. If Landlord exercises either of the remedies provided in Sections 23.A.(2) or 23.A.(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

C. (1) If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Neither such termination of the right of Tenant to possession, nor the actual re-taking of possession of the Premises by Landlord (whether through legal process or otherwise) shall release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Lease Term) and upon such terms (which may include concessions or allowances granted by Landlord) as Landlord, in its sole discretion, shall determine and may collect the rents from such reletting, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord reasonably necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord’s expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Event of Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

(2) Notwithstanding anything contained in this Lease to the contrary, if Tenant is in default under this Lease and has vacated the Premises, and if Landlord has terminated this Lease as a result of such default, then Landlord shall thereafter use reasonable efforts to relet the Premises and to mitigate damages; provided, however, that Tenant understands and agrees that Landlord’s main priority will be the leasing of other space in the Building and in other buildings in the Ballston sub-market of Arlington, Virginia controlled by Landlord or any affiliate of Landlord (and not then leased by Landlord or such affiliate), and the reletting of the Premises will be of lower priority. In no event shall Landlord be required to relet the Premises: (a) before leasing similar vacant space in the Building; (b) for a rental less than the then-current fair market rental value for office space in the Building; or (c) to any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

D. If this Lease is terminated by Landlord pursuant to Section 23.A.(2), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation the unamortized portion of Landlord’s contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (ii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Lease Term provided for in this Lease and the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a fifteen percent (15%) per annum discount from the respective dates upon which such Rents would have been payable hereunder had this Lease not been terminated, and (iii) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent. Notwithstanding anything contained hereinabove to the contrary, Landlord shall credit Tenant for any rental amounts it receives from other parties and which directly relate to any rental amounts recovered from Tenant pursuant to this Section 23.D.

E. The provisions contained in this Section 23 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease (including, without limitation, the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein). In addition, if, after the occurrence of an Event of Default, Landlord terminates this Lease or attempts to reenter and take possession of the Premises, then the unamortized portion of any rent abatement and improvement or other allowance granted to Tenant under this Lease shall be deemed to have never applied and Tenant shall be liable for all rent that would have applied to any period of occupancy (whether or not such period has elapsed) for which rent was not payable and the amount of any allowance (or portion thereof) that Landlord had paid to or for the benefit of Tenant. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession.

F. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or the termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

G. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity, and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

H. If Tenant files or has filed against it a bankruptcy case under federal or state bankruptcy laws, is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree (i) to request that the trustee in bankruptcy determine within sixty (60) days after such filing whether to assume or to reject this Lease, and that (ii) if there has been any payment default hereunder, any requirement of adequate assurance of future performance may reasonably require a security deposit of not less than four (4) full months of Rent hereunder.

I. The receipt by Landlord at any time of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed a settlement and compromise or an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

J. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein. In addition, if Landlord is required to engage counsel with respect to any Event of Default hereunder by Tenant, whether or not litigation is initiated, Landlord shall be entitled to recover from Tenant on demand, the reasonable attorneys’ fees so incurred. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith. Finally, should Tenant become a debtor in any bankruptcy case, under federal or state law, Landlord shall be entitled to recover from Tenant any reasonable attorneys’ fees incurred with the participation of Landlord in such case including, without limitation, those attorneys’ fees incurred with respect to preparing, filing, negotiating or litigating a proof or proofs of claim, participating in the process of lease assumption and rejection (including objecting to any extensions of time to make such decision), and participation in the process of confirming a plan of reorganization or liquidation (including the approval of the disclosure statement and the confirmation of the plan). The attorneys’ fees recoverable pursuant hereto shall include the fees of para-professionals employed or engaged by such attorneys.

24. No Waiver. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

25. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord’s interest hereunder.

26. [Reserved]

27. Holding Over. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to Section 23.A(3) hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to the greater of (a) the then current market rate, or (b) the following percentages of the Base Rent, Additional Rent and other sums which would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period: one hundred fifty percent (150%) for the first (1st) three (3) months of such holdover; and two hundred percent (200%) for each month thereafter. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the Lease Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

28. Subordination/Estoppel Certificate.

A. This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber any portion of the Building, the Building or the Land (collectively, “Mortgages”), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. Said subordination and the provisions of this Section shall be self-operative and no further instrument of subordination shall be required by the holder of any Mortgage. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage.

B. Tenant shall, within ten (10) days of Tenant’s receipt of Landlord’s written request, execute and deliver to Landlord any requisite or appropriate document confirming such subordination. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant’s obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord’s interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. To the extent the Building or the Land is encumbered by a ground lease when this Lease is executed, then this Lease shall be deemed to be a sublease while such ground lease remains in full force and effect. Tenant agrees that upon any such attornment, such transferee shall not be (1) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (2) bound by any amendment of this Lease (which reduces rent or charges payable under this Lease or shortens or lengthens the Lease Term or otherwise adversely affects the rights or obligations of the landlord under this Lease) made without the consent of the holder of each Mortgage existing as of the date of such amendment, (3) liable for damages for any breach, act or omission of any prior landlord, (4) subject to any offsets or defenses which Tenant might have against any prior landlord, (5) bound by any obligation which may appear in this Lease to maintain a fitness facility within the Project, (6) bound by any obligation which may appear in this Lease to perform any tenant improvement work to the Premises, or (7) bound by any obligation which may appear in this Lease to pay any sum of money to Tenant; provided, however, that after succeeding to Landlord’s interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within ten (10) days after written request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

C. If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications (1) are reasonable, (2) do not adversely affect in a material manner Tenant’s use of the Premises as herein permitted or materially adversely affect Tenant’s other rights under this Lease, and (3) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within ten (10) days after Tenant’s receipt thereof.

D. Tenant agrees that it will from time-to-time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Property, or any interest of Landlord therein, a certificate signed by Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rent and Tenant’s Additional Rent have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of the Approximate Rentable Area of the Premises then occupied by Tenant, (i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease, (j) the amount and nature of accounts payable to Landlord under terms of this Lease, and (k) as to such other matters as may be requested by Landlord or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.

E. Landlord shall use commercially reasonable efforts to secure for Tenant a non-disturbance agreement (recognizing Tenant’s rights under this Lease) from the holder of the Mortgage currently encumbering the Building and/or the Land in the form set forth in Exhibit H. Landlord shall use commercially reasonable efforts to secure for Tenant a non-disturbance agreement (recognizing Tenant’s rights under this Lease) from the holder of each Mortgage hereafter encumbering the Building and/or the Land on such holder’s standard form non-disturbance agreement.

29. Notice. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1.Y. of this Lease. When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. The address specified in Section 1.Y. of this Lease may be changed from time to time by giving written notice thereof to the other party. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have thirty (30) days after receipt of such notice to cure any Landlord default before Tenant may exercise any remedy. Any cure of Landlord’s default by such holder shall be treated as performance by Landlord.

30. [Reserved].

31. Surrender of Premises. Upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in good condition and repair, ordinary wear and tear excepted; conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed “reasonable wear and tear.” Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Subject to Landlord’s rights under Section 23 hereof, if Tenant fails to remove any of Tenant’s Property within one (1) day after the termination of this Lease, or Tenant’s right to possession hereunder, Landlord, at Tenant’s sole cost and expenses, shall be entitled to remove and/or store such Tenant’s Property and Landlord shall be in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant’s Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant’s Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

32. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease: (1) upon thirty (30) days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Property, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) subject to Section 12 and with due regard for Tenant’s security concerns as an operating bank, to have access to the Premises at reasonable hours to perform its duties and obligations and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant’s right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to temporarily close any of the entrances to the Building; provided Landlord shall have the right to restrict or prohibit access to the Building or the Premises at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property; (9) to change the arrangement and/or location of entrances of Common Area passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (10) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (11) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (12) subject to the restrictions set forth in Paragraph II of Exhibit E (concerning Tenant’s Exclusive Use), to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord’s exercise of its rights under this clause 12, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction. Notwithstanding anything contained in this Lease to the contrary, with respect to items (2), (4), (8) and (9) above, Landlord shall not materially adversely affect Tenant’s use or visibility of or access to the Premises (which shall at all times have an entrance on and windows visible from the street) or signage, subject, however, in all cases to governmental requirements, emergencies and/or temporary repair or maintenance activities (it being understood that the foregoing shall not be deemed to require Landlord to require Landlord to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or expenses.

33. Miscellaneous.

A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B. Tenant agrees not to record this Lease or any short form or memorandum hereof.

C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

D. Events of “Force Majeure” shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, governmental act or failure to act, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant or Landlord, time is of the essence of this Lease.

F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

G. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord shall pay a fee to

Broker pursuant to a separate agreement. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any other broker or finder on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

H. If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

I. The individual signing this Lease on behalf of each of Tenant and Landlord represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of such party in accordance with the organizational documents of such party; (2) that this Lease is binding upon such party; (3) that such party is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

J. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

K. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

L. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord’s mortgagee, if required.

M. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be not inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

N. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

O. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance of surrender of the Premises.

P. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE ADDRESS OF TENANT’S REGISTERED AGENT FOR SERVICE OF PROCESS IN THE COMMONWEALTH OF VIRGINIA AS FOLLOWS: Paul Harbolick; Alliance Bank, 12735 Shops Lane, Fairfax, VA 22033 TENANT WAIVES ANY RIGHT TO RAISE ANY NON-COMPULSORY COUNTERCLAIM WITHIN ANY PROCEEDING INSTITUTED BY LANDLORD AGAINST TENANT. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

Q. For purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed to be a deed of lease. For purposes of Section 55-218.1, Code of Virginia (1950), as amended, Landlord’s resident agent is William J. Bridge, Commonwealth Legal Services Corporation, 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060.

R. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

34. Entire Agreement. This Lease, including the following Exhibits:

Exhibit A-1-Outline and Location of Premises
Exhibit A-2-Location of ATM
Exhibit A-3-Locations of Tenant’s Signs
Exhibit B-Rules and Regulations
Exhibit C-Payment of Basic Costs and Taxes
Exhibit D-Work Letter
Exhibit E-Additional Provisions
Exhibit F-Commencement Letter
Exhibit G-Parking
Exhibit H – Form of Non Disturbance Agreement
Exhibit I – Tenant’s Sign Plans

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

35. LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN OR PURSUANT TO THE ORDER OF A COURT OF COMPETENT JURISDICTION, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT OR TO TERMINATE THIS LEASE AS A RESULT OF LANDLORD’S DEFAULT AS TO ANY COVENANT OR AGREEMENT CONTAINED IN THIS LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS LEASE OR ELSEWHERE AND TENANT HEREBY WAIVES SUCH REMEDIES OF ABATEMENT OF RENT AND TERMINATION. EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN OR PURSUANT TO THE ORDER OF A COURT OF COMPETENT JURISDICTION, TENANT HEREBY AGREES THAT TENANT’S REMEDIES FOR DEFAULT HEREUNDER OR IN ANY WAY ARISING IN CONNECTION WITH THIS LEASE INCLUDING ANY BREACH OF ANY PROMISE OR INDUCEMENT OR WARRANTY, EXPRESSED OR IMPLIED, SHALL BE LIMITED TO SUIT FOR DIRECT AND PROXIMATE DAMAGES PROVIDED THAT TENANT HAS GIVEN THE NOTICES AS HEREINAFTER REQUIRED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY AND TENANT AGREES TO LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING AND THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT AGAINST LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES (“LANDLORD MORTGAGEES”) NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST	LANDLORD:
BALLSTON 4501, L.L.C., a Delaware
limited liability company
By: Transwestern Ballston, L.L.C.,
its managing member
By: ASLAN Realty Partners, L.P., its
sole member
By: ASLAN GP, L.L.C., its general
partner

By: __________________	By: _________________________
Name:_____________	Name:____________________
Title:______________	Title: Managing Director

	By:	CG BALLSTON, L.L.C., its member
	By:	Connecticut General Life
Insurance Company, its sole
member
By: CIGNA Investments, Inc., a
Delaware Corporation
By: __________________		By: _______________________
Name:_____________		Name:__________________
Title:______________		Title:___________________

WITNESS/ATTEST	TENANT:
ALLIANCE BANK CORPORATION, a
Virginia banking corporation
By: __________________	By: ______________________________
Name:_____________	Name:_________________________
Title:______________	Title:__________________________

EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

     This Exhibit is attached to and made a part of the Lease dated ___________, 2003 by and between BALLSTON 4501, L.L.C., a Delaware limited liability company (“Landlord”) and ALLIANCE BANK CORPORATION, a Virginia banking corporation (“Tenant”) for space in the Building located at 4501 North Fairfax Drive, Arlington, Virginia 22203.

A-1-1

EXHIBIT A-2

LOCATION OF ATM EQUIPMENT

A-2-1

EXHIBIT A-3

LOCATIONS OF TENANT’S SIGNS

EXHIBIT B

RULES AND REGULATIONS

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facility associated therewith (if any), the Property and the appurtenances thereto:

     1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors from the exterior of the Building.

     2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

     3. Any sign, lettering, picture, notice, advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

     4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

     5. Tenant shall refer all contractors, contractors representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls located outside of the Premises shall be adjusted only by Building personnel.

     6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may in its reasonable discretion, prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

     7. All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

     8. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

     9. Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

     10. Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

     11. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

     12. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

     13. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees, and then only if such operation does not violate the lease of any other tenant in the Building.

     14. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

     15. Tenant shall not open or permit to be opened any window in the Premises. This provision shall not be construed as limiting access of Tenant to a balcony (if any) adjoining the Premises.

     16. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.

     17. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

     18. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

     19. All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

     20. Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

     21. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.

     22. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

     23. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as “no smoking” areas and to designate the entire Building and the Property as a “no smoking” area.

     24. Tenant shall replace promptly any cracked or broken glass in the Premises (including without limitation all windows, display cases, countertops and doors) with glass of like color, kind and quality.

     25. Tenant shall not operate its business in a manner which is commonly known as a “discount house”, “wholesale house”, “cut-rate store”, or “outlet store”, and shall not conduct any “fire sale,” “going out of business sale,” “bankruptcy sale” or auction within the Premises. The Premises shall not be used for conducting any barter, trade, or exchange of goods, or sale through promotional give-away gimmicks, or any business involving the sale of second-hand goods, insurance salvage stock or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

     26. Tenant shall keep any garbage, trash, rubbish or other refuse in rat-proof containers within the interior of the Premises; deposit daily such garbage, trash, rubbish and refuse in receptacles designated by Landlord; and enclose and/or shield such receptacles in a manner approved by Landlord.

     27. Tenant shall not sell, display or offer for sale any roach clip, water pipe, bong, coke spoon, cigarette papers, hypodermic syringe or other paraphernalia which in Landlord’s opinion are commonly used in connection with illegal drugs, or any pornographic, lewd, suggestive or “adult” newspaper, book, magazine, film, picture or merchandise of any kind.

     28. Tenant shall not install burglar bars in or to the Premises without Landlord’s prior approval and if requested to do so by Landlord, install a locking system compatible with the locking system being used by Landlord at the Building.

EXHIBIT C

PAYMENT OF BASIC COSTS AND TAXES

     This Exhibit is attached to and made a part of the Lease dated ___________, 2003 by and between BALLSTON 4501, L.L.C., a Delaware limited liability company (“Landlord") and ALLIANCE BANK CORPORATION, a Virginia banking corporation (“Tenant") for space in the Building located at 4501 North Fairfax Drive, Arlington, Virginia 22203.

     A.     During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share with respect to Basic Costs and Tenant’s Pro Rata Share with respect to Taxes (each as defined below) for the applicable calendar year. Prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith reasonable estimate of Basic Costs and Taxes for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate with respect to Basic Costs and Tenant’s Pro Rata Share with respect to Taxes. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Tenant’s receipt of Landlord’s written demand. Any overpayment in excess of the equivalent of one (1) month’s Base Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease. Any overpayment in an amount equal to or less than the equivalent of one (1) month’s Base Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installment of Additional Rent due for the month immediately following the furnishing of such estimate. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below, when actual Basic Costs and Taxes are determined for such calendar year.

     B.     As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs and Taxes for the previous calendar year. If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Basic Costs and Taxes, is in excess of Tenant’s actual Pro Rata Share with respect to Basic Costs and Tenant’s Pro Rata Share with respect to Taxes for such prior year, then within thirty (30) days following Landlord’s determination, Landlord shall refund to Tenant any overpayment (or, if the Lease has not been terminated, at Landlord’s option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of Landlord’s written demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease. Provided that Tenant is not in default and has timely paid the amount set forth in the applicable statement, Tenant (through an independent certified public accountant (on behalf of Tenant) who is hired by Tenant on a non-contingent fee basis, offers a full range of accounting services and is otherwise approved by Landlord (which approval shall not be unreasonably withheld provided that such accountant agrees not to solicit tenants of the Building for similar services), shall have the right, during regular business hours, at the management office for the Building, and after giving at least thirty (30) days’ advance written notice to Landlord, to commence to have Landlord’s books and records related to Basic Costs for the immediately preceding calendar year reviewed (and if so commenced, to expeditiously and diligently pursue such review to completion), provided that such review shall be concluded by November 1 of the year following the year to which such review relates and that substantially all of the communications with Landlord (and Landlord’s representatives) in connection with the review shall be conducted by an employee of Tenant; or, at Landlord’s sole discretion and in lieu of such review, Landlord shall provide Tenant with an audited statement, the expense of which shall be included within the definition of Basic Costs. If the amounts paid by Tenant to Landlord on account of increases in Basic Costs (a) exceed the amounts to which Landlord is entitled hereunder, then Landlord shall, upon its final determination, credit the amount of such excess toward the next monthly payment(s) of Basic Costs due hereunder, or (b) are less than the amounts to which Landlord is entitled hereunder, then Tenant shall pay such deficiency as additional rent. All costs and expenses of any such review or audited statement shall be paid by Tenant; provided, however, that if the aggregate amount of Basic Costs set forth in such statement was overstated by Landlord by more than five percent (5%), Landlord shall reimburse Tenant for the commercially reasonable, out-of-pocket hourly or flat fee costs and expenses paid by Tenant in connection with Tenant’s review. Any and all information obtained through any review (including, without limitation, any matters pertaining to Landlord, its managing agent or the Building), and any compromise, settlement or adjustment that may be proposed or reached between Landlord and Tenant, shall be held in strict confidence, and neither Tenant nor any of Tenant’s agents shall disclose any such information to any person or entity other than a Permitted Recipient on a need-to-know basis. Tenant shall cause any of Tenant’s agents (including its auditor and any of its brokers) to be similarly bound by this subsection. A “Permitted Recipient” shall be the officers, partners and senior level employees of Tenant who are involved in lease administration, Tenant’s certified public accountants who have responsibilities related to Basic Costs, any employees of Tenant’s auditor involved with the review, or any person or entity to whom disclosure is required by applicable judicial or governmental authority. Prior to disclosing any such information to any Permitted Recipient (including its auditor), Tenant shall instruct such Permitted Recipient to abide by this confidentiality provision. Notwithstanding anything herein to the contrary, if Tenant does not notify Landlord in writing of any objection to an annual Basic Costs statement within sixty (60) days after receipt thereof, then Tenant shall be deemed to have waived any such objection and shall have no right to review pursuant to this subsection.

     C.     “Basic Costs” shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs,

pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property including but not limited to, the following:

(1) All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, professional training, payroll, social security, unemployment and other similar taxes, workers’ compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

(2) All reasonable management fees based on arms-length transactions for similar class buildings in the Ballston, Virginia area (which, for the initial Lease Term only, shall be deemed a fee of not more than four percent (4%) of the gross revenues of the Building less amounts that would have been received had there been no rental abatements or concessions), the cost of equipping and maintaining a management office (of reasonable and customary size) at the Building (including, without limitation, rental therefor), accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property.

(3) All rent and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

(4) All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing. electrical, elevator and other systems and equipment of the Building and the garage. At Landlord’s option, major repair items may be amortized over a period of up to five (5) years or the longest period permitted.

(5) All premiums and deductibles paid by Landlord for fire, flood and extended insurance coverage, earthquake and extended coverage insurance, liability and extended coverage insurance, Rent loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord’s mortgagee.

(6) Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those electrical charges for which tenants are individually responsible and those utilities provided for exclusive use of “full service” tenants in the Building.

(7) All landscape expenses, costs of repairing, resurfacing and striping and other operating costs of the parking areas and facilities of the Property, if any.

(8) Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or mini-blind cleaning, janitorial services, metal refinishing, pest control, uniform supply, landscaping and any parking equipment.

(9) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants, including the cost of maintaining all interior Common Areas including lobbies, multi-tenant hallways, restrooms and service areas.

(10) The amortized cost of capital improvements made to the Building or the Property which are (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord’s insurance carrier. The cost of such capital improvements shall be amortized over the respective useful life of such capital improvements in accordance with generally accepted accounting principles, consistently applied, and shall, at Landlord’s option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

(11) [Reserved].

(12) All association fees, if any.

(13) Any other charge or expense of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first class office building, would be construed as an operating expense.

     D.     “Taxes", which for purposes hereof, shall mean (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building’s personal property, including license expenses, (c) all taxes imposed on services of Landlord’s agents and employees, (d) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon Rent received by Landlord, (e) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (f) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building or Property, but excluding income taxes. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord’s good faith reasonable estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year.

     E.     Notwithstanding anything contained in the Lease (including this Exhibit C) to the contrary, Basic Costs shall not include: (1) Office Specific Charges, (2) any repairs and general maintenance paid from proceeds of insurance or by a tenant or other third parties, and alterations attributable solely to individual tenants of the Property, (3) repairs or other work occasioned by (a) fire, windstorm, or other casualty of the type which Landlord has insured (to the extent Landlord has received insurance proceeds and provided that the amount of any deductible paid by Landlord shall be included in Basic Costs), or (b) the exercise of the right of eminent domain (to the extent Landlord has received insurance proceeds or other compensation and provided that the amount of any deductible paid by Landlord shall be included in Basic Costs); (4) leasing commissions, brochures, marketing supplies, attorney’s fees, costs, and disbursements and other expenses occurred in connection with the negotiation of leases with prospective tenants; (5) rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for specific tenants in tenant occupied space, other than ordinary repairs and maintenance supplied to all tenants; (6) Landlord’s costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the rent under the lease with such tenant; (7) all items (including repairs) and services for which Tenant or other tenants pay directly to third parties or for which Landlord is reimbursed (other than through Basic Costs); (8) advertising and promotional expenses; (9) costs incurred in connection with the sale, financing, refinancing, mortgaging or sale of the Building or Property, including brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges; (10) costs incurred by Landlord for trustee’s fees, partnership organizational expenses and accounting fees to the extent relating to Landlord’s general corporate overhead and general administrative expenses; (11) attorneys’ fees, costs and disbursements and other expenses incurred in connection with tenants or other occupants of the Building or with prospective tenants (other than attorneys’ fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce Building rules and regulations). Further, Basic Costs shall not include the cost of capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage, ground rental and other non-operating debts of Landlord. Capital improvements are more specifically defined as:

(1) Costs incurred in connection with the original construction of the Property or with any major changes to same, including but not limited to, additions or deletions of corridor extensions, renovations and improvements of the Common Areas beyond the costs caused by normal wear and tear, and upgrades or replacement of major Property systems; and

(2) Costs of correcting defects (including latent defects), including any allowances for same, in the construction of the Property or its related facilities; and

(3) Costs incurred in renovating or otherwise improving, designing, redesigning, decorating or redecorating space for tenants or other occupants of the Property or other space leased or held for lease in the Property.

     F.     If the Building is not at least one hundred percent (100%) occupied, in the aggregate, during any calendar of the Lease Term or if Landlord is not supplying services to at least one hundred percent (100%) of the Approximate Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord’s option, be determined as if the Building had been one hundred percent (100%) occupied and Landlord had been supplying services to one hundred percent (100%) of the Approximate Rentable Area of the Building during such year. Any necessary extrapolation of Basic Costs that are affected by changes in the occupancy of the Building (including, at Landlord’s option, Taxes) to the cost that would have been incurred if the Building had been one hundred percent (100%) occupied and Landlord had been supplying services to one hundred percent (100%) of the Approximate Rentable Area of the Building shall be made by Landlord in its reasonable discretion. In no event shall the provisions of this subsection be used to enable Landlord to collect from the tenants of the Building, pro-rata, more than one hundred percent (100%) of increases in Basic Costs and Taxes.

[EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit C as of the day and year first above written.

WITNESS/ATTEST

By: ________________________
       Name:___________________
       Title:____________________

LANDLORD:

BALLSTON 4501, L.L.C., a Delaware
limited liability company

By:      Transwestern Ballston, L.L.C.,
            its managing member

By:      ASLAN Realty Partners, L.P., its
            Sole member

By:      ASLAN GP, L.L.C., its general
            Partner

     By: ________________________
            Name:___________________
            Title: Managing Director

By:      CG BALLSTON, L.L.C., its member

   By: Connecticut General Life
           Insurance Company, its sole
           member

     By: CIGNA Investments, Inc., a
            Delaware Corporation

     By: ________________________
            Name:___________________
            Title:____________________

[SIGNATURES CONTINUED ON NEXT PAGE]

WITNESS/ATTEST

By: ________________________
       Name:___________________
       Title:____________________

TENANT:

ALLIANCE BANK CORPORATION, a
Virginia banking corporation

     By: ________________________
            Name:___________________
            Title:____________________

EXHIBIT D

WORK LETTER

     This Exhibit is attached to and made a part of the Lease dated ____________, 2003 by and between BALLSTON 4501, L.L.C., a Delaware limited liability company (“Landlord") and ALLIANCE BANK CORPORATION, a Virginia banking corporation (“Tenant") for space in the Building located at 4501 North Fairfax Drive, Arlington, Virginia 22203.

Alterations and Allowance.

     Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of this Lease and all prepaid Rent and security deposits required hereunder, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall have the right to perform Initial Alterations in the Premises as generally shown on the space plan attached hereto as Schedule D-1 but not until Tenant has complied with all of the terms and conditions of Article 10.B. of this Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than $150,000.00; (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Notwithstanding anything contained in foregoing provisions to the contrary: (A) Landlord hereby approves of Interspec Consulting Services to perform architectural and design services in connection with the Initial Alterations; and (B) Landlord hereby approves of KBR Construction, Inc., as the general contractor to perform the Initial Alterations.

     Provided no Event of Default by Tenant exists under this Lease, Landlord agrees to contribute the sum of Forty Dollars ($40.00) per square of rentable area in the Premises (the “Allowance") toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. The Allowance may only be used or applied for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations (which costs may include costs for installing, in accordance with Section 7 of the Lease, separate meters (or submeters, as applicable) to measure Tenant’s consumption of utilities in the Premises, the cost of installing a double glass suite entry door (consistent with other glass doors currently installed in the main lobby of the Building and subject to Landlord’s approval) for access to the Premises from the main lobby of the Building, Landlord approved signage, a security system in the Premises Tenant’s ATM and the HVAC Unit, the cost of labor and materials in connection with the construction of the Initial Alterations, as well as permit fees, and general contractor’s overhead and profit). The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor or architect that performed the Initial Alterations within thirty (30) days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Initial Alterations; (2) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Initial Alterations; and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances, and (c) a certificate of occupancy for the Premises. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Landlord’s construction management fee in the amount of two percent (2%) of the total hard cost of the initial buildout shall be paid out of the Allowance prior to other disbursements.). Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured Event of Default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

     In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. In the event Tenant does not use the entire Allowance by December 31, 2003 any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

     Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

     This Exhibit shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

     Notwithstanding anything contained in the Lease to the contrary, the Rent Commencement Date shall be extended by one (1) day for each day of Landlord Delay. “Landlord Delay” shall mean Landlord’s failure to approve or otherwise respond to the submission of the Plans within three (3) Business Days after written request and submission of the same to Landlord by Tenant; provided such failure actually causes a delay. Landlord and Tenant hereby agree to cooperate in good faith to finalize the Plans.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit D as of the day and year first above written.

WITNESS/ATTEST

By: ________________________
       Name:___________________
       Title:____________________

LANDLORD:

BALLSTON 4501, L.L.C., a Delaware
limited liability company

By:      Transwestern Ballston, L.L.C.,
            its managing member

By:      ASLAN Realty Partners, L.P., its
            Sole member

By:      ASLAN GP, L.L.C., its general
            Partner

     By: ________________________
            Name:___________________
            Title: Managing Director

By:      CG BALLSTON, L.L.C., its member

   By: Connecticut General Life
           Insurance Company, its sole
           member

     By: CIGNA Investments, Inc., a
            Delaware Corporation

     By: ________________________
            Name:___________________
            Title:____________________

[SIGNATURES CONTINUED ON NEXT PAGE]

WITNESS/ATTEST

By: ________________________
       Name:___________________
       Title:____________________

TENANT:

ALLIANCE BANK CORPORATION, a
Virginia banking corporation

     By: ________________________
            Name:___________________
            Title:____________________

SCHEDULE 1 TO EXHIBIT D

TENANT’S SPACE PLAN

D-1-1

EXHIBIT E

ADDITIONAL PROVISIONS

     This Exhibit is attached to and made a part of the Lease dated      , 2003 by and between BALLSTON 4501, L.L.C., a Delaware limited liability company (“Landlord") and ALLIANCE BANK CORPORATION, a Virginia banking corporation (“Tenant") for space in the Building located at 4501 North Fairfax Drive, Arlington, Virginia 22203.

I. Renewal: Landlord hereby grants to Tenant the conditional right, exercisable at Tenant’s option, to renew the term of this Lease for two (2) successive terms of five (5) years each (each, a “Renewal Term”). If exercised, and if the conditions applicable thereto have been satisfied, the first such Renewal Term (the “First Renewal Term”) shall commence immediately following the end of the initial Lease Term, and the second Renewal Term (the “Second Renewal Term”) shall commence immediately following the end of the First Renewal Term. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(A) Tenant shall exercise its right of renewal with respect to a Renewal Term by giving Landlord written notice thereof not earlier than nine (9) months nor later than six (6) months prior to the expiration of the then-current term of this Lease. The parties shall have thirty (30) days after Landlord’s receipt of such notice in which to agree on such annual base rent, escalation factor and additional rent. The parties shall attempt to agree upon an annual base rent payable during such Renewal Term which would equal one hundred percent (100%) of the applicable market rent, in terms of dollars per square foot, taking into account the Renewal Market Items (as defined below). Among the factors to be considered by the parties during such negotiations shall be the general office rental market in the Rosslyn-Ballston-Arlington County, Virginia submarket, the rental rates then being quoted by Landlord to comparable tenants for comparable space in the Building, and the rents being charged similar tenants for similar ground floor/retail space in multi-tenanted, multi-story, first-class office buildings. The “Renewal Market Items” shall be, if and to the extent then applicable in renewal transactions, rental abatements, brokerage commissions and construction allowances for standard and above-standard construction. If during such thirty (30) day period the parties agree on such annual base rent, escalation factor and additional rent payable, then they shall promptly execute an amendment to this Lease stating the rent so agreed upon. If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on such annual base rent, escalation factor and additional rent payable, then within five (5) days thereafter (the “Revocation Period”) Tenant may, at its election, revoke its election (the “Revocation Right”) to exercise its right with respect to the applicable Renewal Term by written notice to Landlord (the “Revocation Notice”). If Tenant timely exercises its Revocation Right, the Lease Term shall expire on the expiration of the then existing Lease Term with Tenant having no further rights to renew or extend the Lease Term notwithstanding anything contained in this Lease to the contrary. If Tenant fails to timely exercise its

Revocation Right, then within five (5) days after the expiration of the Revocation Period, the parties shall each appoint a real estate broker who shall be licensed in the Commonwealth of Virginia and who specializes in the field of commercial office space leasing in the Northern Virginia market, has at least ten (10) years of experience and is recognized within the field as being reputable and ethical. Such two individuals shall each determine within ten (10) days after their appointment such annual base rent, escalation factor and additional rent. If such individuals do not agree on such items, then the two individuals shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual. The third individual shall within ten (10) days after his or her appointment make a determination of such annual base rent, escalation factor and additional rent. The annual base rent, escalation factor and additional rent applicable during such Renewal Term shall equal the median of the three determinations and shall be final and conclusive. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the annual base rent, escalation factor and additional rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent so determined.

(B) If any renewal notice is not given timely, then Tenant’s right of renewal with respect to the applicable Renewal Term shall lapse and be of no further force or effect.

(C) If an Event of Default exists under this Lease on the date Tenant sends a renewal notice or any time thereafter until a Renewal Term is to commence, then, at Landlord’s election, such Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the then-current term of this Lease.

(D) If Tenant’s right of renewal with respect to a First Renewal Term lapses for any reason, then Tenant’s right of renewal with respect to any subsequent Renewal Term shall similarly lapse and be of no further force or effect.

(E) If at any time any portion of the Premises has been subleased or assigned, or if this Lease has been terminated with respect to any such portion, then Tenant’s rights pursuant to this Section shall lapse and be of no further force or effect.

(F) Tenant’s rights of renewal under this Section may be exercised only by Tenant and may not be exercised by or for the benefit of any transferee, sublessee or assignee of Tenant (other than an entity obtaining the rights and obligations of Tenant pursuant to a Permitted Transfer).

II. Exclusive Use: Subject to the last sentence of this Paragraph II, Landlord shall not lease ground floor retail space in the Building to any tenant for the primary purpose of operating a branch banking facility (including a commercial bank, a thrift-savings or credit union) (the “Exclusive Use”). Landlord shall not be obligated to enforce such covenant against any third party with whom Landlord does not have a direct contractual relationship, such as a subtenant or licensee of any tenant in the Building; provided, however, that Landlord shall use commercially reasonable efforts to exercise any available contractual rights to enforce such covenant that Landlord may have under any ground floor tenant’s lease. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims, actions, suits, liabilities, damages, costs and expenses arising directly or indirectly out of Landlord’s compliance with the provisions of this Paragraph II, including but not limited to any damages for which Landlord may be held liable on account of antitrust or restraint of trade violations. This Paragraph II shall become null and void and Tenant shall lose all rights herein if: (a) the Premises ceases to be used by Tenant for the Exclusive Use; (b) an Event of Default occurs; (c) Tenant assigns this Lease or sublets all or any portion of the Premises except in connection with a Permitted Transfer; or (d) a transfer of corporate shares of Tenant, a transfer of partnership (or limited liability company) interest of Tenant, or any other similar change occurs without Landlord’s consent pursuant to Section 13 (regardless of whether Landlord actually exercises any available remedies which it may have) except in connection with a Permitted Transfer.

III. Lease Contingency: Tenant agrees to submit an application for Banking Approvals (as hereinafter defined) to the Commonwealth of Virginia State Corporation Commission-Bureau of Financial Institutions (the “Banking Board”) by no later than five (5) days after execution of the Lease by Landlord and Tenant and delivery of the same to Tenant, but in no event later than January 24, 2003. Following submission of such application, Tenant shall use best efforts to obtain from the Banking Board any necessary approvals, licenses or consents (hereinafter “Banking Approvals”) required in order for Tenant to operate its business at the Premises. In the event Tenant has not received the Banking Approvals on or before March 3, 2003, either party, at its option, may terminate this Lease by giving written notice of such election to the other by no later than March 13, 2003. In such event, this Lease shall thereupon terminate and be of no further force or effect and the parties shall have no further rights, obligations or liabilities hereunder.

III. Satellite Dish.

(A) Subject to the satisfaction of all applicable provisions of this Lease and the conditions in this Section, Tenant shall have the license, at Tenant’s sole risk, cost and expense, to install and maintain in a designated location on the roof of the Building not to exceed one hundred (100) square feet in size (the “Satellite Area”) (which location shall be designated by Landlord) one (1) satellite dish antenna, together with the cables extending from such antenna to the Premises through plenums, risers, electrical closets, ducts or pipes on or serving the floors on which the Premises are located (other than those installed for another tenant’s exclusive use and provided Tenant shall have utilization of each such facility or area in no greater proportion than the ratio by which the square feet of rentable area in the Premises compares to the square feet of rentable area in the Building), all in accordance with the plans and specifications to be approved by Landlord in its reasonable discretion. The location, size, weight, height and all other features and specifications of the antenna and the manner of the initial installation of the same shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. The installation of such antenna and all related wiring and equipment shall be performed during Normal Business Hours and under the supervision of Landlord’s designated representative at Tenant’s cost. Notwithstanding the foregoing, Tenant shall not be entitled to install such an antenna (i) which is greater than three (3) meters (or equivalent pounds) in diameter (or weight), (ii) which is more than ten (10) feet in height, (iii) if such installation would adversely affect (or in a manner that would adversely affect) any warranty with respect to the roof or structure of the Building, (iv) if such installation would adversely affect (or in a manner that would adversely affect) the structure or any of the building systems of the Building, or if such installation would require (or in a manner that would require) any structural alteration to the Building, or if such installation would disturb the roof membrane or make any other penetration on the roof or the exterior facade of the Building, unless Landlord in its sole and absolute discretion approves in writing such structural alteration, (v) if such installation would violate (or in a manner that would violate) any covenant, condition, or restriction of record affecting the Building or any applicable federal, state or local law, rule or regulation, (vi) unless all required approvals and consents of all holders of Mortgages encumbering the Building are obtained, (vii) unless Tenant has obtained and maintains at Tenant’s expense, and has submitted to Landlord copies of, all permits, licenses, special zoning variances, authorizations and approvals relating to such antenna and such installation and maintenance (including, without limitation, any permit required if a crane is necessary to place such antenna on the roof) and pays all taxes and fees related thereto, (viii) unless such antenna is white or of a beige or lighter color (or otherwise appropriately screened), (ix) unless such antenna is installed, at Tenant’s sole cost and expense, by a qualified contractor chosen by Tenant and approved in advance by Landlord, which approval shall not be unreasonably withheld, (x) if the installation or operation would interfere with or disrupt the use or operation of any other equipment (including antennae) on the roof of the Building, (xi) unless Tenant obtains Landlord’s prior consent to the manner and time in which such installation work is to be done; (xii) unless sufficient room therefor then exists on the roof, as reasonably determined by Landlord, at the time of the proposed installation; and (x) unless screened from view from the grounds adjacent to the Building in a manner and with materials acceptable to Landlord in its sole discretion. All plans and specifications concerning such installation shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, and Tenant shall reimburse Landlord’s expenses incurred in such review. All maintenance, repairs and installations required after the initial installation of the antenna also shall be subject to Landlord’s prior written approval (to be granted or withheld in Landlord’s sole and absolute discretion) which approval shall be at Tenant’s sole cost and expense. Any failure to complete the installation of the antenna and related equipment shall not delay the Commencement Date or Rent Commencement Date. Tenant shall have no right to any abatement or reduction in the Base Rent, addi tional rent or any other sums due or payable under this Lease if for any reason Tenant is unable to obtain any required approval for installation of an antenna, or is thereafter unable to use the antenna for any reason.

(B) Tenant shall not have access to any such antenna without Landlord’s prior written consent, which consent shall be granted to the extent necessary for Tenant to perform its maintenance obligations hereunder only and only if Tenant is accompanied by Landlord’s representative (if Landlord so requests). Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by Landlord, including without limitation rules and regulations prohibiting such access unless Tenant is accompanied by Landlord’s representative. Landlord shall have the right to access the Satellite Area at all times.

(C) At all times during the Lease Term, Tenant shall (i) maintain all said equipment in clean, good and safe condition and in a manner that avoids interference with or disruption to Landlord and other tenants of the Building, (ii) comply with all requirements of laws, ordinances, rules and regulations of all public authorities and insurance companies which shall impose any order or duty upon Landlord with respect to or affecting the antenna or wiring out of Tenant’s use or manner of use thereof, and (iii) register the equipment, if required, with appropriate governmental authorities and keep same current. All repairs and maintenance shall be performed by a qualified contractor approved by Landlord. Tenant shall pay and discharge all costs and expenses incurred by Landlord in connection with the furnishing, installation, maintenance, operation and removal of the antenna within ten (10) days after written demand. All repairs and maintenance to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the antenna or any replacements thereof (including, without limitation, any invalidation of the roof warranty due to the antenna or Tenant’s actions) shall be at Tenant’s sole cost. If the operation of the antenna shall require electrical power, Landlord may, at its sole option, install a separate meter, at Tenant’s sole expense, to measure such electrical consumption and Tenant shall pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility. At the expiration or earlier termination of the Lease Term, or upon termination of the operation of the antenna and related equipment as provided in subsection (f) below, Tenant shall remove such antenna and related equipment from the Building and surrender the Satellite Area in good condition, ordinary wear and tear and unavoidable damage by the elements excepted. If Tenant fails to so remove the antenna and equipment in accordance with the foregoing, Landlord shall have the right to remove and dispose of such antenna and equipment, at Tenant’s sole cost and expense, and Landlord shall have no liability therefor.

(D) Upon at least ten (10) days’ prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the antenna, if in Landlord’s opinion such relocation is necessary or desirable. Any such relocation shall be performed by Tenant at Landlord’s expense, and in accordance with all of the requirements of this Section. Nothing in this Section shall be construed as granting Tenant any line of sight easement with respect to such satellite dish antenna; provided, however, that if Landlord requires that such antenna be relocated in accordance with the preceding two (2) sentences, then Landlord shall use reasonable efforts to provide either (i) the same line of sight for such antenna as was available prior to such relocation, or (ii) a line of sight for such antenna which is functionally equivalent to that available prior to such relocation.

(E) It is expressly understood that by granting Tenant the license hereunder, Landlord makes no representation as to the legality of such antenna or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such antenna, Tenant shall remove or relocate such antenna at Tenant’s sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor. In addition, at Landlord’s sole option and discretion, Landlord may require Tenant, at any time prior to the expiration or earlier termination of this Lease, to terminate the operation of the antenna and related equipment if it is causing physical damage to the structural integrity of the Building, interfering with any other service provided to the Building, interfering with any other tenant’s business or causing the violation of any condition or provision of this Lease. Landlord may require Tenant to take any of the foregoing actions even if any or all other tenants in the Building are permitted to continue any similar use or operation. The right granted to Tenant under this Section is a non-exclusive, non-transferable, revocable license to use the Satellite Area solely in accordance with terms and conditions of this Section.

(F) Tenant shall indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys’ fees) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from any act or omission by Tenant or Tenant’s employees, agents, assignees, subtenants, contractors, clients, guests, licensees, customers or invitees with respect to the installation, use, operation, maintenance, repair, removal or disassembly of such antenna and related equipment (including, without limitation, any damage to other wires or equipment of the Building or other tenants/occupants of the Building).

(G) The antenna may be used by Tenant only in the conduct of Tenant’s customary business. No assignee or subtenant (other than an assignee or sublessee in connection with a Permitted Transfer) shall have any rights pursuant to this Paragraph IV.

(H) Tenant shall maintain such insurance (in addition to that required by Section 15 of this Lease) as is appropriate with respect to the installation, operation and maintenance of the antenna. Landlord shall have no liability on account of any damage to or interference with the operation of the antenna, except for physical damage caused by Landlord’s gross negligence or willful misconduct not covered by Tenant’s insurance carried or required to be carried by said Section 15, and Landlord expressly makes no representations or warranties with respect to the capacity for an antenna placed on the roof of the Building to receive or transmit signals. The operation of the antenna shall be at Tenant’s sole and absolute risk. Tenant shall in no event interfere with the use of any other communications equipment located on the roof of or anywhere else in the Building.

[EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit E as of the day and year first above written.

WITNESS/ATTEST

By: ________________________
       Name:___________________
       Title:____________________

WITNESS/ATTEST

By: ________________________
       Name:___________________
       Title:____________________

LANDLORD:

BALLSTON 4501, L.L.C., a Delaware
limited liability company

By:      Transwestern Ballston, L.L.C.,
            its managing member

By:      ASLAN Realty Partners, L.P., its
            Sole member

By:      ASLAN GP, L.L.C., its general
            Partner

     By: ________________________
            Name:___________________
            Title: Managing Director

By:      CG BALLSTON, L.L.C., its member

   By: Connecticut General Life
           Insurance Company, its sole
           member

     By: CIGNA Investments, Inc., a
            Delaware Corporation

     By: ________________________
            Name:___________________
            Title:____________________

TENANT:

ALLIANCE BANK CORPORATION, a
Virginia banking corporation

     By: ________________________
            Name:___________________
            Title:____________________

EXHIBIT F

COMMENCEMENT LETTER

Date______________

Tenant____________
Address___________
__________________

Re:	Commencement Letter with respect to that certain Lease dated ___________ by and between BALLSTON 4501, L.L.C., a Delaware limited liability company, as Landlord ALLIANCE BANK CORPORATION, a Virginia banking corporation, as Tenant for an Approximate Rentable Area in the Premises of ___________ square feet on the ___________ floor of the Building located at 4501 North Fairfax Drive, Arlington, Virginia 22203.

Dear ___________:

     In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the premises and agrees as follows:

     The Commencement Date of the Lease is ______________________;

     The Termination Date of the Lease is _________________________.

     Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated ___________.

     Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

XXXXXXXXX
Property Manager

Agreed and Accepted:

TENANT:

By: _______________________
Name:_____________________
Title:______________________

F-1

EXHIBIT G

PARKING

     This Exhibit is attached to and made a part of the Lease dated ___________, 2003 by and between BALLSTON 4501, L.L.C., a Delaware limited liability company (“Landlord") and ALLIANCE BANK CORPORATION, a Virginia banking corporation (“Tenant") for space in the Building located at 4501 North Fairfax Drive, Arlington, Virginia 22203.

     1.     Landlord shall cause the Building parking manager to make available to Tenant at the commencement of the term of this Lease six (6) parking permits authorizing the use of a total of six (6) of the Building’s parking spaces (the “Spaces") in the Building parking facility or parking lot (the “Parking Facility") on an unreserved basis; provided, however, Tenant must notify Landlord in writing within five (5) days of the execution hereof of the number of the Spaces which Tenant elects to use. Landlord shall have no obligation to make any parking spaces available to Tenant other than the number of the Spaces which Tenant has so elected to use. With respect to the Spaces which Tenant elects to use, Tenant shall be obligated to pay the rental fee which is from time-to-time charged for such unreserved Spaces (currently $85.00 per permit per month) together with all applicable taxes charged by any governmental authority in connection with the rental of such unreserved Spaces. Tenant shall be obligated to contract directly with the manager of the Building parking manager for the use of the Spaces. Notwithstanding anything contained herein to the contrary, with respect to those Spaces Tenant elects to use in accordance with the foregoing, Tenant may elect to reserve the use of three (3) of such Spaces (the “Reserved Spaces”) and, in the event Tenant so elects, Tenant shall be obligated to pay the rental fee which is from time-to-time charged for such Reserved Spaces (currently $120.00 per permit per month) together with all applicable taxes charged by any governmental authority in connection with the rental of such Reserved Spaces. If so elected, the Reserved Spaces, plus one (1) additional parking space in the Parking Facility provided without charge to Tenant, shall be located on the first (1st) level of the Parking Facility and shall be designated for use by Tenant’s customers and invitees. In addition, Landlord acknowledges that Tenant may work with the Building parking manager in order to institute a parking validation program for Tenant’s customers at the Premises. Any such program shall be permitted only if and to the extent such program is reasonable and approved in advance by Landlord.

     2.     It is hereby agreed and understood that Landlord’s sole obligation hereunder is to make the Spaces available to Tenant, subject to the terms hereof. Tenant’s right to the use of such Spaces shall be subject to compliance with the rules and regulations for the Parking Facility promulgated from time-to-time, and shall be subject to termination for violation of any such rules or regulations upon notice from Landlord or the Building parking manager, and that hours are subject to change from time to time. Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, servants, customers, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the Spaces.

G-1

EXHIBIT H

FORM OF NON-DISTURBANCE AGREEMENT

     This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is dated as of this ___________, 2003, by and among Bank of America, National Association, a national banking association with its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697 (the “Lender”), ALLIANCE BANK CORPORATION, a Virginia banking corporation (the “Tenant”), and Ballston 4501, LLC, a Delaware limited liability company (“Landlord” and “Borrower”).

RECITALS

     A.     Tenant is the tenant and Landlord is the landlord under a certain lease (the “Lease”) dated ___________, a memorandum of which was recorded on ___________ in the Office of ___________ County ___________ as Document No. ___________, covering premises (the “Demised Premises”) located in a certain development commonly known as ______________________.

     G.     Lender has made a loan (the “Loan”) to Borrower, evidenced by a Promissory Note (“Note”) dated March 31, 2000 in the stated principal amount of $24,991,411 from Borrower to Lender which Loan is secured, among other things, by a certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (as the same may be amended, “Mortgage”) dated as of March 31, 2000 made by Landlord, encumbering the property legally described on Exhibit A attached hereto and made a part hereof (“Property”) that includes the Demised Premises.

     H.     Tenant desires that Lender enter into certain agreements with Tenant and Lender desires that Tenant enter into certain agreements with Lender, all on the terms and conditions as more particularly set forth herein.

AGREEMENTS

     For mutual consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Subordination. Tenant agrees that, subject to Section 48 hereof, the Lease is and shall be subject and subordinate to the Mortgage and to all renewals, amendments, modifications, consolidations, replacements and extensions thereof, to the full extent of all amounts from time to time secured thereby, said subordination to have the same force and effect as if the Mortgage, the Assignment, and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

     2.     Nondisturbance. Lender agrees that, in the event of an entry by Lender pursuant to the Mortgage, a foreclosure of the Mortgage, the acceptance of a deed in lieu of foreclosure by Lender, or the exercise by Lender of any of its rights under the Mortgage or Assignment, Lender shall not disturb Tenant’s right of possession of the Demised Premises under the terms of the Lease so long as Tenant is not in default in payment of rent or in performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed beyond any applicable grace period.

     3.     Attornment. Tenant agrees that, in the event of an entry by Lender pursuant to the Mortgage, a foreclosure of the Mortgage by Lender, the acceptance of a deed in lieu of foreclosure by Lender, or Lender’s exercise of any of its rights under the Mortgage, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

     4.     Limitations on Mortgagor Liability. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease:

(a)	Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

(b)	Lender shall not be liable for the return of any security deposits, except for deposits actually received by Lender as security for the performance of Tenant’s obligations under the Lease;

(c)	Lender shall not be bound by any prepayment of rent, additional rent or any other sums to be paid to, or deposited with, any prior landlord (including Landlord) in excess of said sums due and payable in the then current month;

(d)	Lender shall not be bound by any amendments, modifications or termination of the Lease made after the date hereof without the written consent of Lender;

(e)	Lender shall not be subject to any credits, offsets, deductions or defenses which Tenant might have against any prior landlord (including Landlord);

(f)	Lender shall not be liable to the Tenant for the commencement or completion of any construction or installation, or any contribution toward construction or installation, of any improvements upon the Demised Premises; and

(g)	Lender shall not be bound by any provision of the Lease which permits the Tenant to cure any failure of the landlord to perform or observe any covenant or condition to be performed or observed by the landlord, and to charge the landlord for, or deduct from or offset against rent, additional rent or any other sums due the landlord, the costs and expenses incurred by the Tenant in connection therewith.

     5.     Insurance and Condemnation. Tenant agrees that, notwithstanding any provision of the Lease to the contrary, the terms of the Mortgage shall govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the Property shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all reasonable costs and expenses incurred in obtaining such proceeds or awards.

     6.     Notices to Landlord. Tenant agrees to give to Lender a copy of any notice of default under the Lease served by Tenant upon Landlord. Tenant further agrees that, if the Landlord shall have failed to cure such default within the time provided in the Lease, then Lender shall have an additional 60 days after the expiration of Landlord’s cure period (but in no event less than 60 days after notice of Landlord’s default to Lender) within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be reasonably necessary if, within Lender’s initial 60-day cure period, Lender shall have commenced and shall be diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure). Such period of time shall be extended by any period within which Lender is prevented from commencing or pursuing such foreclosure proceedings by reason of the bankruptcy of the Landlord. Until the time allowed as aforesaid for Lender to cure such default has expired without cure, Tenant shall have no right to and shall not, on account of such default, terminate the Lease, reduce rent, or offset or credit any amounts against the rent.

     7.     Amendment of Lease. Tenant agrees that it shall not alter, amend or modify the terms of the Lease without the consent of Lender, and any such alteration, amendment or modification made without Lender’s consent shall be void and of no force and effect ab initio at Lender’s sole election.

     8.     Tenant Rights in Foreclosure. Tenant hereby waives, to the extent permitted by law, the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect its Lease or the obligations of Tenant under this Agreement by reason of any foreclosure proceeding.

     9.     Providing Information to Mortgagor. So long as the Mortgage remains in force and effect and has not been expressly released, Tenant will provide Lender, upon specific and reasonable request of Lender, with all information, including, but not limited to, evidence of payment of taxes and insurance (if Tenant is obligated for such payments under the Lease), to which Landlord may be entitled under the Lease.

     10.     Inspection by Mortgagor. So long as the Mortgage remains in force and effect and has not been expressly released, Lender or its designee may enter upon the Demised Premises at all reasonable times and upon reasonable advance notice to visit or inspect the Property.

     11.     Estoppel. Tenant agrees from time to time, upon request by Lender, to provide Lender with an estoppel certificate certifying that, except as described therein, there are no defaults, claims, offsets or events or circumstances which, with the passage of time or giving of notice, or both, could become a default or a basis for a claim or offset against Landlord under the lease, and certifying such other matters concerning the Lease, the parties thereto and the Demised Premises as Lender may reasonably request.

     12.     Nonrecourse. Tenant agrees that, notwithstanding anything to the contrary contained herein or in the Lease, (a) Lender shall have no liability to Tenant whatsoever prior to succeeding to the rights of Landlord under the Lease, and (b) in the event Lender shall succeed to the rights of Landlord under the Lease, Tenant shall look solely to Lender’s interest in the Property in the enforcement of any claims against Lender. Neither Lender nor any director, officer, employee or agent of Lender shall, under any circumstances, assume or have any personal liability under the Lease and Tenant shall have no rights whatsoever in or against any other assets or properties of Lender, or any director, officer, employee or agent of Lender except as expressly set forth in clause (b) above.

     13.     Option to Subordinate Mortgage. Lender may, at its option and without further notice to, or action by, the parties hereto, subordinate the lien of the Mortgage to the Lease and Landlord and Tenant hereby agree to execute any and all such documents and instruments and take such other actions as Lender may reasonably require to evidence such subordination. Upon any such subordination, the terms and provisions of this Agreement shall remain in full force and effect except to the extent that Section 36 hereof is expressly superseded by Lender’s action pursuant to this Section 48.

     14.     Miscellaneous.

     A.     Notices. Any notice required or permitted to be given hereunder shall be in writing, and shall be (i) personally delivered to the party to whom it is to be sent, (ii) sent by U.S. certified or registered mail, return receipt requested, postage prepaid, (iii) sent by next business day courier (such as Federal Express or the like), or (iv) sent by telecopy, provided that the party giving such telecopied notice also sends written notice by next business day courier (such as Federal Express or the like), to the respective addresses and telecopy number (as applicable) set forth below, or to such other place and telecopy number as any party hereto may by notice given as provided herein designate for receipt of notices hereunder. Any such notice shall be deemed given and effective upon receipt or refusal of receipt thereof by the primary party to whom it is to be sent and, in the case of telecopied notice, upon receipt of the telecopy.

If to Landlord:_____________________
                         _____________________
                         _____________________
                         Attn:_________________
                         Telecopy No.___________

with a copy to:

                         _____________________
                         _____________________
                         _____________________
                         Attn:_________________
                         Telecopy No.___________

If to Tenant:   _____________________
                         _____________________
                         _____________________
                         Attn:_________________
                         Telecopy No.___________

With a copy to:

                         _____________________
                         _____________________
                         _____________________
                         Attn:_________________
                         Telecopy No.___________

If to Lender:   Bank of America, National Association
                         IL1-231-12-18
                         231 South LaSalle Street
                         Chicago, Illinois 60697
                         Attn: Richard Baer
                         Telecopy No. (312) 974-4970

With a copy to:
                         Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                         333 West Wacker Drive, Suite 2700
                         Chicago, Illinois 60606
                         Attn: Douglas W. Anderson, Esq.
                         Telecopy No. (312) 984-3150

     B.     Notice Under Lease. To the extent that the Lease shall entitle the Tenant to notice of any mortgage, or of the assignment of the Lease or the rents payable thereunder, this Agreement shall constitute such notice to the Tenant.

     C.     Notice from Lender. Landlord hereby authorizes Tenant to rely on any written notice or demand from the Lender to make rent and other payments to which Landlord may be entitled to Lender instead of Landlord, whenever such notice or demand is made by Lender under the Assignment and Tenant shall have no liability to Landlord for making such payments to Lender and the amount of all such payments shall be credited against amounts due from Tenant under the Lease. Lender agrees with Landlord not to deliver any such notice except in accordance with the terms of the Assignment.

     D.     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The Term “Lender” as used herein includes any successor or assign of the named Lender herein, including, without limitation, any purchaser at a foreclosure sale, and any successor or assign thereof, and any term “Tenant” as used herein includes any successor and assign of the named Tenant herein.

     E.     Modification and Assignment. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

     F.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and any of which may contain the signatures of less than all of the parties hereto, but all of which together shall constitute one and the same instrument.

     Witness the execution hereof under seal as of ______________, 200_.

LENDER:
BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association
By:________________________ Its:_______________________
LANDLORD:
BALLSTON 4501, LLC, a Delaware limited liability company
By:________________________ Its:_______________________
TENANT:
ALLIANCE BANK CORPORATION, a Virginia banking corporation
By:________________________ Its:_______________________

STATE OF ____________	)
)SS.
COUNTY OF _________	)

     I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _______________, the ______________________ of Bank of America, National Association, a national banking association, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that she signed, sealed and delivered the said instrument as her own free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal, this ___ day of ____________, 20__.

____________________________________ Notary Public, State of ___________
____________________________________ (Printed Name)

My Commission expires:_____________

STATE OF ____________	)
)SS.
COUNTY OF _________	)

     I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _____________, the ___________________________ of __________________, a ________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that she signed, sealed and delivered the said instrument as her own free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal, this ___ day of ____________, 20__.

____________________________________ Notary Public, State of ___________
____________________________________ (Printed Name)

My Commission expires:_____________

STATE OF ____________	)
)SS.
COUNTY OF _________	)

     I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _____________, the ___________________________ of __________________, a ________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that she signed, sealed and delivered the said instrument as her own free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal, this ___ day of ____________, 20__.

____________________________________ Notary Public, State of ___________
____________________________________ (Printed Name)

My Commission expires:_____________

After recording, this document
should be returned to:

Douglas W. Anderson, Esq.
Barack Ferrazzano Kirschbaum
   Perlman & Nagelberg
333 West Wacker Drive, Suite 2700
Chicago, Illinois 60606

EXHIBIT A

Legal Description

EXHIBIT I

TENANT’S SIGN PLANS

[Attached]

12'-0"
10'-5 1/4"
1'-0 1/2"
1'-6 1/4"
1'-3 1/2"
Alliance Bank
WHITE ACRYLIC
#2114 BLUE ACRYLIC

SIGN ELEVATION 1/2" = 1'

SCOPE OF WORK:
(1) SET OF REMOTE CHANNEL LETTERS
LETTERS:
- 1/8" #2114 BLUE ACRYLIC FACES
- PRE FINISHED BLUE TRIMCAP
- .040 ALUMINUM RETURNS PRE FINISHED BLUE
LOGO:
- 1/8" WHITE ACRYLIC FACE WITH
- 1/8" #2114 BLUE ACRYLIC CHEMICALLY BONDED

REMOTE CHANNEL LETTERS - SECTION NOT TO SCALE

Alliance Bank

Jack Stone Sign Co.
8131 Penzey Drive Landover, MD 20785
Phone (301) 322-3323 Fax (301) 322-8401
Web: www.jackstonesign.com

Customer: Alliance Bank
Address:
City: Arlington
State: VA
Site Name: Alliance Bank - Arlington

20 AMP / 120 V ELECTRICAL SERVICE THAT IS REQUIRED TO SIGN LOCATION IS TO BE PROVIDED BY OTHERS

LIGHTING	QTY.	SIZES	VOLTS
LAMPS			
BALLAST			
DAYLIGHT

SCOPE OF WORK:

(1) SET OF RACEWAY CHANNEL LETTERS

LETTERS:

- 1/8" #2114 BLUE ACRYLIC FACES
- PRE FINISHED BLUE TRIM CAP
- .040 ALUMINUM RETURNS PRE FINISHED BLUE

LOGO:

- 1/8" WHITE ACRYLIC FACE WITH
- 1/8" #2114 BLUE ACRYLIC CHEMICALLY BONDED

14'-0"
1'-2 1/2"
12-2 1/8"
1'-9 1/4"
1'-6 1/4"
Alliance Bank
WHITE ACRYLIC
#2114 BLUE ACRYLIC

SIGN ELEVATION 1/2" = 1'

PHOTO RENDERING N.T.S.

Jack Stone Sign Co.

LIGHTING	QTY.	SIZES	VOLTS
LAMPS			
BALLAST			
DAYLIGHT			
COOL LIGHT